SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Keros Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 23, 2025
To our stockholders:
At Keros Therapeutics, our unwavering commitment to innovation and excellence drives everything we do. As we develop protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients, we are excited to share our progress and strategic priorities as we look ahead to 2025, a pivotal year for building and enhancing stockholder value.
Over the past year, our dedicated teams have made meaningful progress in advancing our clinical pipeline. A key milestone was our exclusive licensing agreement with Takeda Pharmaceuticals, which delivered an upfront payment of $200 million along with future potential milestone and royalty payments, and significantly strengthened our financial position. This strategic partnership, along with our disciplined capital allocation, has enabled us to invest in our core clinical initiatives and build a robust foundation for long-term growth.
We remain focused on developing our pipeline of potentially transformative opportunities. The initial topline results from the Phase 1 trial of KER065 in healthy volunteers, which met its key objectives, provided important insights to inform the development of KER-065 for patients with Duchenne muscular dystrophy. Meanwhile, elritercept (KER-050) continues to show potential in addressing cytopenias in patients with myelodysplastic syndromes and myelofibrosis.
In addition, while we announced the discontinuation of our Phase 2 clinical trial evaluating cibotercept (KER-012) in patients with pulmonary arterial hypertension, we are closely monitoring all patients in the trial and remain on track to present topline data in the second quarter of 2025. We also see opportunities for the potential development of cibotercept in other indications and look forward to continuing to engage with regulators to potentially advance this product candidate in line with our data-driven approach.
The execution of our product pipeline growth initiatives is overseen by our deep bench of executive talent. We were excited to strengthen the depth of knowledge on our leadership team in October 2024, when we welcomed Dr. Yung H. Chyung as our Chief Medical Officer to advance our clinical development efforts. At the Board level, we continued to deliver on our commitment to ongoing director and Board leadership refreshment with the appointment of Jean-Jacques Bienaimé to the Board in June 2024. Mr. Bienaimé serves as our Lead Independent Director and contributes significant biotechnology and pharmaceutical industry expertise to Board discussions.
While we are enthusiastic about our pipeline and future growth prospects, as we have said, the Board is continuously evaluating ways to enhance stockholder value. Along those lines, on April 10, 2025, Keros announced that the Board has initiated a formal review process to evaluate a comprehensive range of strategic alternatives to maximize stockholder value. The process is being overseen by a Strategic Committee of independent and disinterested directors, who will make a recommendation to the full Board. The Committee is proceeding expeditiously, and we look forward to sharing an update when we are able.
As the strategic review process proceeds, the Board remains confident in Keros’ continued ability to deliver on our strategic priorities:
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Continued Execution:   We remain focused on efficiently executing our clinical programs and leveraging data readouts to drive regulatory engagements.

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Disciplined Capital Allocation:   By maintaining a disciplined approach to capital allocation, we are positioning Keros to deliver enhanced stockholder value.

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Pipeline Innovation:   With multiple key data and program milestones expected in 2025, we are confident that our innovative science will translate into transformative therapies that deliver meaningful improvements in patient outcomes and long-term growth for our stockholders.

The Board appreciates the various stockholder feedback and perspectives heard throughout the year as it informs our efforts to continuously strengthen our governance practices, Board priorities and oversight of the business.
Thank you for your investment in Keros Therapeutic, continued trust and support.
Sincerely,
Jasbir Seehra, Ph.D.
Chief Executive Officer and Chair

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

KEROS THERAPEUTICS, INC.
1050 Waltham Street, Suite 302
Lexington, Massachusetts 02421
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
To the Stockholders of Keros Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Keros Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern time in a virtual meeting format only, live via audio webcast for the following purposes:
1.
To elect three (3) nominees for Class II director, Mary Ann Gray, Ph.D., Ran Nussbaum and Alpna Seth, Ph.D., each to hold office until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

4.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the accompanying proxy statement accompanying this Notice.
The record date for the Annual Meeting was April 7, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
Esther Cho
Corporate Secretary
Lexington, Massachusetts
April 23, 2025

i

KEROS THERAPEUTICS, INC.
1050 Waltham Street, Suite 302
Lexington, Massachusetts 02421
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is soliciting my vote?
We are providing you with these proxy materials because the Board of Directors (the “Board”) of Keros Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, including at any adjournments or postponements thereof, to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern time in a virtual meeting format only, live via audio webcast.
Do I need to attend the Annual Meeting to vote?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through internet or by mail, and your votes will be cast for you at the Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available on or about April 23, 2025. As used in this Proxy Statement, references to “we,” “us,” “our,” “Keros” and the “Company” refer to Keros Therapeutics, Inc. and our consolidated subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting.
The Notice will provide instructions as to how you may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to you by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 23, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2024 will be made available to stockholders on the internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 3, 2025.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
How do I attend the Annual Meeting?
To facilitate stockholder participation in the Annual Meeting, the Annual Meeting is being held in a virtual-only format this year. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. The Annual Meeting will be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern time in a virtual meeting format only. In order to attend the Annual Meeting, you must register at https://web.viewproxy.com/Keros/2025 by 11:59 PM Eastern time on June 3, 2025. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and using the password you received via email in your registration confirmations. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. Both stockholders of record and street name stockholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions during the Annual Meeting and vote their shares electronically at the Annual Meeting by following the instructions below:
If you are a stockholder of record, you must:
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Follow the instructions provided on your Notice or proxy card to first register at https://web.viewproxy.com/Keros/2025 by 11:59 p.m. Eastern time on June 3, 2025. You will need to enter your name, phone number and email address as part of the registration, following which, you will receive an email confirming your registration, as well as a link and the password to attend the Annual Meeting.

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On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link provided and password you received via email in your registration confirmation. You will need the virtual control number included on your Notice or proxy card if you chose to vote during the Annual Meeting.

If you hold your shares in street name, you must:
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Obtain a valid proxy from your broker, bank or other agent if you choose to vote during the Annual Meeting.

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Register at https://web.viewproxy.com/Keros/2025 by 11:59 p.m. Eastern time on June 3, 2025. You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration, following which, you will receive an email confirming your registration, your virtual control number, as well as a link and password to attend the Annual Meeting. Please note that if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting, but you will be unable to vote your shares electronically at the Annual Meeting.

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On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link provided and password you received via email in your registration confirmation. You will need the virtual control number assigned to you in your registration confirmation email if you choose to vote during the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may do so by typing your question in the question/chat section of the Annual Meeting screen. We do not intend to post questions received during the Annual Meeting on our website.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
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We welcome questions from stockholders. An opportunity will be provided to present questions and comments during the question and answer session, which will include questions submitted live during the Annual Meeting.

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Only stockholders of record as of the Record Date (as defined below) for the Annual Meeting and their proxy holders may submit questions or comments.

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You may submit questions electronically through the meeting portal during the Annual Meeting. Live questions will be taken in the order received.

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Please direct all questions to Jasbir Seehra, Ph.D., our Chair and Chief Executive Officer.

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Please include your name and affiliation, if any, when submitting a question or comment.

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Limit your remarks to one brief question that is relevant to the Annual Meeting and/or our business. Up to one minute will be allocated to read each question.

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Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

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Be respectful of your fellow stockholders and Annual Meeting participants.

Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting, are posted on https://web.viewproxy.com/Keros/2025 under “Frequently Asked Questions.”
What if I have technical difficulties during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast for the Annual Meeting. Please be sure to check in by 8:45 a.m. Eastern time on June 4, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast for the Annual Meeting begins.
If you encounter any difficulties accessing the live audio webcast for the Annual Meeting during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 1-866-612-8937.
The platform we are using for the live audio webcast for the Annual Meeting will require the ability to run a temporary application in order for you to join the live audio webcast for the Annual Meeting.
Will a list of record stockholders as of the Record Date be available?
A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours at our offices by any stockholder of record for any purpose germane to the Annual Meeting for the ten days ending the day prior to the Annual Meeting. Please provide a written request to: Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421, Attention: Corporate Secretary, to arrange for in-person examination.
Who can vote at the Annual Meeting?
Only stockholders at the close of business on April 7, 2025 (the “Record Date”), which we refer to as the stockholders of record, will be entitled to vote at the Annual Meeting. On the Record Date, there were 40,611,414 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record,

you may vote at the Annual Meeting if you participate virtually or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares in advance of the Annual Meeting electronically through the internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting even if you participate virtually, unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:
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Election of three (3) Class II directors, Mary Ann Gray, Ph.D., Ran Nussbaum and Alpna Seth, Ph.D., each to hold office until the 2028 Annual Meeting of Stockholders (Proposal 1);

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Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and

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Advisory approval of the compensation of our named executive officers (“NEOs”), as disclosed in this Proxy Statement in accordance with SEC rules (Proposal 3).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How can I vote?
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With regard to Proposal 1, you may either vote “FOR” all the proposed nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify.

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With regard to Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

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With regard to Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (1) vote online at the Annual Meeting or (2) in advance of the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically even if you have already voted by proxy.
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To vote your shares electronically at the Annual Meeting, you will need to visit www.FCRvote.com/KROS during the Annual Meeting while the polls are open. You will need the virtual control number, which will be included on your Notice or proxy card.

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To vote over the telephone, dial toll-free 1-866-402-3905 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

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To vote through the internet, go to www.FCRvote.com/KROS to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

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To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. During the Annual Meeting while the polls are open, you will need to visit www.FCRvote.com/KROS to vote electronically. You will need the virtual control number assigned to you in your registration confirmation email.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the internet, by requesting and returning a printed proxy card or by submitting a ballot electronically at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 7, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the internet, by completing the printed proxy card that may be delivered to you or electronically at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (1) “FOR” the election of all three nominees for director, (2) “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and (3) “FOR” the advisory approval of our named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine”, but not with respect to “non-routine” matters. Proposals 1 and 3 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” and we, therefore, expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may grant a subsequent proxy by telephone or through the internet.

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You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

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You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421.

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You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for:
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Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes;

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Proposal 2, votes “FOR,” “AGAINST” and abstentions; and

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Proposal 3, votes “FOR,” “AGAINST,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for each proposal. Abstentions will have the same effect as “AGAINST” votes on Proposals 2 and 3, and will have no effect on Proposal 1. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for any of those proposals.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect	Under plurality voting, there are no abstentions	No effect
2	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“FOR” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)
3	Advisory approval of the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the subject matter	Against	No effect

(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present virtually at the Annual Meeting or represented by proxy. On the Record Date, there were 40,611,414 shares outstanding and entitled to vote. Thus, the holders of 20,305,708 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting virtually or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our stockholder engagement process, and we may pay them an estimated fee of $30,000 plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. In addition, we have agreed to indemnify Alliance Advisors and certain related persons against certain liabilities relating to or arising out of Alliance Advisor’s engagement. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 24, 2025, to our Corporate Secretary c/o Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2026 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time.
Our bylaws also establish an advance notice procedure if you wish to present a proposal before an annual meeting of stockholders but you are not requesting that your proposal or nomination be included in next year’s proxy materials. To be timely for our 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not later than the close of business on March 6, 2026 nor earlier than the close of business on February 4, 2026. However, if we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after June 4, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of an equal number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three Class II directors whose terms of office expire in 2025: Mary Ann Gray, Ph.D., Ran Nussbaum and Alpna Seth, Ph.D. Dr. Gray, Mr. Nussbaum and Dr. Seth, all current directors, have been nominated for reelection at the Annual Meeting by the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. Mr. Nussbaum was appointed to the Board in connection with a letter agreement entered into between the Company and Pontifax Venture Capital on April 17, 2025. See “Transactions with Related Persons and Indemnification — Letter Agreement.”
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected as Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees and Continuing Directors
The Board and the Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, backgrounds and high-level management experience necessary to oversee and direct our business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board and the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.
The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this Proxy Statement. However, each of the members of the Board may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Nominees for Election as a Class II Director for a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders
Mary Ann Gray, Ph.D., age 72, has served as a member of our Board since December 2020. Dr. Gray has been President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm, since September 2003. Previously, she served as Senior Analyst and Portfolio Manager of Federated Kaufmann Fund. Prior to Federated, she served as a biotechnology equity research analyst at multiple firms. Earlier in her career, she worked as a senior scientist both at Schering Plough Research and NeoRx Corporation. Dr. Gray currently serves on the board of directors of BioAtla, Inc., Compass Therapeutics Inc.

and Rapt Therapeutics, Inc. and previously served on the board of directors of many public and private biotechnology companies. Dr. Gray earned a B.S. from University of South Carolina, a Ph.D. in Pharmacology from the University of Vermont and completed her post-doctoral work at Northwestern University Medical School and at the Yale University School of Medicine. Our Board believes that Dr. Gray’s extensive experience in the biotechnology and biopharmaceutical industry qualifies her to serve on our Board.
Ran Nussbaum, age 52, has served as a member of our Board since April 2016. Since January 2004, Mr. Nussbaum has served as a Managing Partner and the Co-Founder of Pontifax. Mr. Nussbaum previously served as a director of ArQule, Inc. (acquired by Merck & Co., Inc.), BioBlast Pharma Ltd., Eloxx Pharmaceuticals Ltd., Prevail Therapeutics Inc. (acquired by Eli Lilly and Company), VBI Vaccines Inc., Kite Pharma, Inc. (acquired by Gilead Sciences, Inc.) and UroGen Pharma Ltd. He also serves as a board member on many of Pontafix’s portfolio private companies. Our Board believes Mr. Nussbaum’s investment experience in the life sciences industry provides him with the qualifications to serve on our Board.
Alpna Seth, Ph.D., age 61, has served as a member of our Board since May 2023. Dr. Seth retired in October 2022 as the President and Chief Executive Officer of Nura Bio Inc., where she served for three years. From July 2017 to January 2019, Dr. Seth was the Chief Operating Officer of Vir Biotechnology, Inc. Prior to joining Vir, Dr. Seth served in several senior global leadership roles of increasing responsibility at Biogen Inc. Most recently, she was Senior Vice President and Global Head of the Biosimilars Business Unit at Biogen Inc. for which she relocated to Europe in 2014. From 1998 through July 2017, Dr. Seth held a range of general management roles at Biogen spanning drug development, commercialization, and international operations, including founding Managing Director of Biogen Idec India and Program Executive for several of Biogen’s major cross-functional drug development programs and commercial product launches. Dr. Seth currently serves on the board of directors of Bio-Techne Corporation and Dr Reddy’s Laboratories. Dr. Seth previously served on the board of directors of Seagen Inc. from 2018 until the company’s acquisition by Pfizer Inc. in December 2023. Dr. Seth received a Ph.D. in Biochemistry and Molecular Biology from University of Massachusetts Medical School and conducted her post-doctoral research at Harvard University in Immunology and Structural Biology, both as a Howard Hughes Medical Institute Fellow. She is also a graduate of the Advanced Management Program at Harvard Business School. Our Board believes that Dr. Seth’s extensive experience in the life sciences industry as well as her corporate management experience qualifies her to serve on our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.
Class I Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Jasbir Seehra, Ph.D., age 69, has served as our Chief Executive Officer and as a member of our Board since December 2015. He has served as Chair of our Board since July 2024. Prior to joining us, Dr. Seehra served as the Chief Scientific Officer at Ember Therapeutics, Inc. from December 2011 to April 2015. From February 2004 to November 2010, Dr. Seehra served as the Co-Founder and Chief Scientific Officer of Acceleron Pharma Inc. He has also served as Vice President of Biological Chemistry at Wyeth Pharmaceuticals Inc. and led the small molecule lead discovery effort at Genetics Institute, Inc., where he helped build the institute’s small molecule drug discovery capabilities, including medicinal chemistry, high throughput screening and structural biology. Dr. Seehra also serves on the board of a private life science company. Dr. Seehra previously served on the board of directors of Eloxx Pharmaceuticals, Inc. Dr. Seehra received a B.Sc. and a Ph.D. in Biochemistry from the University of Southampton in England. He completed his postdoctoral work at the Massachusetts Institute of Technology. Our Board believes that Dr. Seehra’s extensive experience in the pharmaceutical industry and executive leadership experience provides him with the qualifications to serve on our Board.
Nima Farzan, age 49, has served as a member of our Board since March 2020. Mr. Farzan has served as the Chief Executive Officer at Latigo Biotherapeutics since July 2024. He served as a Venture Partner at Foresite Capital from April 2024 to July 2024. Previously, he served as the Chief Executive Officer and director of Kinnate Biopharma Inc. from March 2020 until the company’s acquisition by XOMA Corporation in April 2024. Mr. Farzan served as an advisor for a number of life sciences companies from October 2018 to February 2020. From 2011 to October 2018, Mr. Farzan was employed by PaxVax Corporation, serving as its

President and Chief Executive Officer from April 2015 until the company’s acquisition by Emergent Biosolutions Inc. in October 2018. Prior to PaxVax, Mr. Farzan held positions of increasing seniority at Novartis AG from 2003 to 2011. From 1999 to 2002, Mr. Farzan served in various marketing and business development positions at DoubleTwist, Inc. and from 1997 to 1999, Mr. Farzan served as an associate at The Boston Consulting Group. Mr. Farzan has a bachelor’s degree in Human Biology from Stanford University and an M.B.A. from the Harvard Business School. Our Board believes that Mr. Farzan’s significant industry experience and corporate management experience qualify him to serve on our Board.
Julius Knowles, age 62, has served as a member of our Board since April 2016. Since January 2014, Mr. Knowles has served as a Partner at Mass General Brigham Ventures (formerly known as Partners Innovation Fund), the venture arm of Mass General Brigham (formerly known as Partners HealthCare). From March 2012 to January 2014, Mr. Knowles served as the Chief Executive Officer of X-BODY BioSciences Inc. (acquired by Juno Therapeutics, Inc.). From October 2006 to February 2012, Mr. Knowles was responsible for global technology and drug discovery collaborations at Novartis, including as the Head of the Platforms team for Strategic Alliances at Novartis Institute of Biomedical Research. From March 2002 to June 2006, Mr. Knowles served as the President of Novalar Pharmaceuticals, Inc. Mr. Knowles previously served as the Vice President of Business Development of Novacea, Inc. from June 2001 to March 2002, the Vice President of Business Development of SGX Pharmaceuticals, Inc. from October 1999 to June 2001 and the Director of Research and Development Planning at Vertex Pharmaceuticals, Inc. from June 1993 to October 1999. Mr. Knowles also serves on the board of several private life science companies. Mr. Knowles received a B.A. with distinction in Chemistry from Carleton College, an M.B.A. from the Wharton School at the University of Pennsylvania and an M.Sc. in Chemistry from UC Berkeley. Our Board believes Mr. Knowles’ significant industry experience and corporate management experience qualify him to serve on our Board.
Class III Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Jean-Jacques Bienaimé, age 71, has served as a member of our Board since June 2024 and has served as Lead Independent Director of our Board since July 2024. Mr. Bienaimé served as the Chief Executive Officer of BioMarin Pharmaceutical Inc. from May 2005, and as the Chairman from June 2015, until his retirement from BioMarin in December 2023. From November 2002 to April 2005, Mr. Bienaimé served as the Chairman, Chief Executive Officer and President of Genencor, Inc., a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to Genencor, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, from 1998 to late 2002, becoming President in 1998 and Chief Executive Officer in 1999. Mr. Bienaimé also held several senior management positions at Rhône-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis) from 1992 to 1998, culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc. where he was involved in the launch of tissue plasminogen activator (t-PA) for the treatment of heart attacks. Mr. Bienaimé currently serves on the board of directors of Incyte Corporation and Immunome, Inc., as well as serving on the board of directors of two private biotechnology companies. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the École Supérieure de Commerce de Paris. Our Board believes that Mr. Bienaimé’s extensive business experience in the life science and biotechnology sectors, including experience managing and serving on boards of public biotechnology companies, qualify him to serve on our Board.
Carl L. Gordon, Ph.D., C.F.A., age 60, has served as a member of our Board since March 2020. Dr. Gordon is a Managing Partner at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc., ArriVent Biopharma, Inc., Compass Therapeutics Inc., Lomond Therapeutics Holdings, Inc., MBX Biosciences, Inc. and Terns Pharmaceuticals, Inc., as well as several private companies. Dr. Gordon previously served on the boards of directors of several companies, including Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), Alector Inc., Gemini Therapeutics Inc. (which merged with Disc Medicine, Inc.), Kinnate Biopharma, Inc., ORIC Pharmaceuticals, Inc., Passage Bio Inc., Prevail Therapeutics Inc., SpringWorks Therapeutics Inc., Theseus Pharmaceuticals, Inc., and Turning Point Therapeutics, Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology and was a Fellow at The Rockefeller

University. Our Board believes that Dr. Gordon’s scientific expertise, extensive business experience, and experience in venture capital and the life science industry qualify him to serve on our Board.
Tomer Kariv, age 63, has served as a member of our Board since January 2020. Mr. Kariv has served as Managing Partner and Co-Founder of The Pontifax Group, or Pontifax, a group of Israeli-based life sciences venture funds focusing on investments in development stage bio-pharmaceutical and med-tech technologies, since December 2004. Mr. Kariv previously served on the boards of 89bio, Inc., Check-Cap Ltd., Eloxx Pharmaceuticals, Inc., LogicBio Therapeutics, Inc. and VBI Vaccines Inc. Mr. Kariv also serves as a member of the boards of several private life sciences companies. Mr. Kariv received a B.A. in Economics from Harvard University and a J.D. from Harvard Law School. Our Board believes Mr. Kariv’s extensive experience as a venture capital investor, financial executive and board member qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Demographics
The directors’ demographic background includes gender (two directors) and racial/ethnic diversity (four directors) based on self-identification.
Independence of The Board of Directors
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Bienaimé, Mr. Farzan, Dr. Gordon, Dr. Gray, Mr. Kariv, Mr. Knowles, Mr. Nussbaum and Dr. Seth. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Dr. Seehra is not an independent director by virtue of his employment with us.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
Corporate Governance Highlights
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Annual ‘Say-on-Pay’ vote

•
Lead independent director with a robust set of responsibilities

•
Regular executive Board sessions, without management present

•
Annual Board and committee self-evaluations

•
Active stockholder engagement program

•
Board oversight of key risks related to our Company, including cybersecurity, human capital management and succession planning

Board Leadership Structure
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer in any manner that it determines to be in the best interests of the Company and execution of our strategy at that time. Accordingly, our Corporate Governance Guidelines specifically reserve for the Board the right to vest the responsibilities of Chair and Chief Executive Officer in the same individual. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake.
To better align the operational leadership of the Company, the Board determined that combining the Chair and Chief Executive Officer positions under the leadership of Dr. Seehra would be in the best interests of the Company and its stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, combining the roles of Chair and Chief Executive Officer in Dr. Seehra creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Dr. Seehra’s performance as Chief Executive Officer and as a current member of the Board, his rapport with the other directors, his vast expertise in the pharmaceutical industry, and the strategic perspective he would bring to the role of Chair. Dr. Seehra assumed the role of Chair effective on Dr. Gordon stepping down as Chair in July 2024. The Chair is responsible for:
•
calling meetings of the Board;

•
presiding at meetings of the Board and at meetings of the stockholders;

•
approving Board meeting schedules and meeting agendas, in consultation with the Lead Independent Director; and

•
approving Board meeting materials, in consultation with the Lead Independent Director.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board. In connection with the decision to combine the roles of Chair and Chief Executive Officer under Dr. Seehra, the Board also appointed Mr. Bienaimé to serve as Lead Independent Director. The Lead Independent Director serves as a liaison between the Chief Executive Officer and the independent directors, and facilitates discussions and deliberation among the independent directors in fulfilling their oversight responsibilities for the Company.
The Lead Independent Director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the Board may determine. The Lead Independent Director is responsible for:
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presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

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acting as liaison between the independent directors and the Chief Executive Officer and Chair;

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presiding over meetings of the independent directors;

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consulting with the Chair in planning and setting schedules and agendas for Board meetings to be held during the year; and

•
performing such other functions as the Board may delegate.

Role of the Board in Risk Oversight
The Company is subject to a variety of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Some risks may be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external or can arise as a result of our internal business or financial activities.
The Board and our executive management team work together to manage our risks. It is management’s responsibility to identify various risks facing the Company, bring the Board’s attention to material risks, and implement appropriate risk management policies and procedures to manage risk exposure on a day-to-day basis. The Board has an active role in overseeing our risk management process directly or through its committees. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The full Board has oversight and has been engaged concerning the monitoring and identification of risks to the Company. Risk assessment reports are periodically provided by management to the Board, and management regularly provides updates to the Board related to legal and compliance risks and cybersecurity initiatives, including our ability to respond to any cyber-attacks.
The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:
•
Our Audit Committee oversees management of financial, accounting, operational, tax, privacy and cybersecurity and information technology risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of the Company’s financial statements, our Audit Committee also reviews with the Company’s independent registered public accounting firm and the Company’s management the adequacy and effectiveness of our policies and procedures to assess, monitor and manage fraud risk and our ethical compliance program. The Audit Committee is also responsible for reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures, and materials risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems. Our Audit Committee takes appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices and ethical behavior.
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Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies and practices for all employees, including non-executive officers. In connection with structuring the executive compensation program, our Compensation Committee, together with the Board, considers whether the elements of such program, individually or in the aggregate, encourage our executive management team to take unnecessary risks.

•
Our Nominating and Corporate Governance Committee manages the Company’s corporate governance practices and monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate Governance Committee also reviews risks associated with the independence of the Board, potential conflicts of interest and risks relating to management and Board succession planning.

It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors and Attendance
The Board met nine times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member. It is our policy to encourage our directors to attend the Annual Meeting. A majority of our directors attended our 2024 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2024 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Jean-Jacques Bienaimé(1)			X
Nima Farzan	X		X
Carl L. Gordon, Ph.D., C.F.A.		X*(2)
Mary Ann Gray, Ph.D.†	X*	X
Tomer Kariv			X*
Julius Knowles	X		X
Ran Nussbaum		X
Alpna Seth, Ph.D.		X*(3)
Total meetings in fiscal 2024	4	8	6

*
Committee Chairperson

†
Financial Expert

(1)
Mr. Bienaimé joined our Board in June 2024 and was appointed to serve as a member of our Nominating and Corporate Governance Committee in June 2024.

(2)
Dr. Gordon served as the Chair of the Compensation Committee until September 2024, after which he continued to serve as a member of the Compensation Committee.

(3)
Dr. Seth was appointed to serve as the Chair of the Compensation Committee in September 2024, prior to which she served as a member of the Compensation Committee.

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee is currently composed of three directors: Dr. Gray (Chair), Mr. Farzan and Mr. Knowles. The Audit Committee met four times during 2024. The Audit Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at ir.kerostx.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Dr. Gray qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Gray’s level of knowledge and experience based on a number of factors, including her formal education and previous and current experience serving on the audit committee of other public companies.
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of the Audit Committee include, among other things:
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evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

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prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

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reviewing with management and our auditors any earnings announcements;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;

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reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

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reviewing and discussing with our Head of Information Technology material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and our processes for assessing, identifying, and managing such risks; and

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reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC.
Members of the Audit Committee
Mary Ann Gray, Chair
Nima Farzan
Julius Knowles

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of four directors: Dr. Seth (Chair), Dr. Gordon, Dr. Gray and Mr. Nussbaum. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met eight times during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at ir.kerostx.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:
•
overseeing our overall compensation practices and objectives, and assessing whether our compensation practices establish appropriate incentives in light of our specific business objectives;

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reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;

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reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying or terminating existing plans and programs;

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evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

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reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans and programs;

•
providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of stockholders, including reviewing and considering the results of any advisory vote on NEO compensation;

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establishing, approving, modifying and overseeing our compensation clawback or similar policies, including a clawback policy that complies with the requirements of the SEC and the Nasdaq listing standards, and any required recoupment and disclosure;

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reviewing and discussing with management our policies and practices related to our management of human capital resources, including talent development, retention, overall employee wellness and engagement of Company personnel;

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preparing the report that the SEC requires in our annual proxy statement; and

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reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting.

The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In April 2024, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a compensation consulting platform of Aon Consulting Inc., to perform the services described in “Executive Compensation — Compensation Discussion and Analysis — Role of Compensation Consultant.” The Compensation Committee has assessed Radford’s independence and determined that Radford had no conflicts of interest in connection with its provisions of services to the Compensation Committee in fiscal 2024. The selection of Radford was made without the input or influence of management. Additional information regarding the Compensation Committee’s processes and procedures, including the role of compensation consultants in evaluating the amount or form of executive and director compensation, can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2024 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of the Company. During 2024, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.
Report
The Report of the Compensation Committee is set forth beginning on page 46 of this Proxy Statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of four directors: Messrs. Kariv (Chair), Bienaimé, Farzan and Knowles. Mr. Bienaimé was appointed to serve on the Nominating and Corporate Governance Committee in June 2024. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met six times during 2024. The Nominating and Corporate Governance Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at ir.kerostx.com.
The principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:
•
identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board);

•
reviewing the qualifications of, and considering stockholders’ recommendations for, director candidates and recommending to the Board qualified director nominees for appointment, election or reelection to the Board at each annual stockholders’ meeting and as necessary to fill vacancies and newly created directorships;

•
developing and recommending to the Board for adoption the corporate governance guidelines and codes of conduct applicable to the Company;

•
periodically reviewing such guidelines and codes of conduct, recommending changes to the same from time to time as appropriate and overseeing and monitoring compliance with such guidelines and codes;

•
overseeing evaluations of the Board, its committees, and Board members;

•
identifying directors qualified to serve on the various committees of the Board and recommending to the Board qualified nominees for membership on each such committee;

•
overseeing succession planning for the Board and key leadership roles on the Board and its committees; and

•
make other recommendations to the Board regarding affairs relating to the directors of the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having a wide range of personal backgrounds, perspectives and experiences, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421, Attention: Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last annual meeting. Submissions must include the name and address of the stockholder on whose behalf the submission is made and any affiliate who controls (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) the foregoing stockholder, directly or indirectly, the class, series and number of shares of our capital stock that are, directly or indirectly, owned of record or beneficially by such stockholder as of the date of the submission, a representation whether such stockholder or any other participant will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected and a completed and signed questionnaire, representation and agreement. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our Board.
Our Approach to Stockholder Engagement
We understand that engaging with our stockholders is a critical component of our overall governance and business strategy. Our approach is guided by our commitment to accountability, transparency and responsiveness to our investors’ needs and interests. We recognize that our stockholders play a critical role in our success and take their views seriously. Members of our management team regularly engage with many of our largest stockholders throughout the year to better understand their concerns, priorities and expectations. Through these relationships, we have obtained valuable insight on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters and various other environmental, social and governance matters. Our process for stockholder outreach and engagement occurs throughout the year. We hold an annual general meeting each year to provide our stockholders with an opportunity to meet with management and our Board, ask questions, and provide feedback on our business and development strategy. Following our annual stockholder meeting, we review the voting results to gain an initial understanding of areas of focus, and beginning in the fall, we reach out to stockholders to invite feedback and discussion to ensure an understanding of the areas of greatest interest to our stockholders.
Following the 2024 annual meeting, members of our management team and one of our independent directors reached out to a significant number of our large stockholders to gain a better understanding of their views regarding investment stewardship priorities, corporate governance matters and our executive compensation program.
In addition, we conduct regular proactive outreach and accept inbound requests throughout the year offering stockholders time with management, including but not limited to regular corporate updates and one-on-one meetings, reporting of quarterly financial results and operational updates, and presenting and meeting with stockholders at multiple industry and banking conferences. Over the 2024-2025 cycle, areas of particular stockholder interest included the following:
•
Board refreshment and composition, and related disclosures;

•
Executive compensation, including the importance of alignment between pay and performance, establishing measurable targets and transparent disclosure in respect of compensation decisions; and

•
Ongoing clinical development of our product candidates, cibotercept (KER-012), KER-065 and elritercept (KER-050).

Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the Chair of the Audit Committee.
Code of Business Conduct and Ethics
We have adopted the Keros Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.kerostx.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.
Corporate Governance Guidelines
Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and member selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and board assessment. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and may modify our Corporate Governance Guidelines and committee charters as warranted in light of such developments. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at ir.kerostx.com.
Hedging and Pledging Prohibition
Our Board has adopted the Keros Therapeutics, Inc. Insider Trading Policy, which prohibits any employee or director from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2019. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by Deloitte & Touche LLP.
	Fiscal Year Ended
	2024	2023
Audit Fees(1)	$1,231,657	$1,219,966
Tax Fees	—	$69,719
Other Fees(2)	$1,895	—
Total Fees	$1,233,552	$1,289,685

(1)
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with our SEC registration statements incurred during the fiscal years ended December 31, 2024 and 2023, including comfort letters, consents and review of documents filed with the SEC.

(2)
Other fees for 2024 consist of the subscription fee to the Deloitte & Touche LLP Research Tool Library.

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board recognizes the interests our investors have in the compensation of our NEOs. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, non-binding vote, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules and Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named NEOs presented in the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement.
This advisory resolution, commonly known as a “say-on-pay” proposal, is non-binding. Although this resolution is non-binding, the resolution gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We expect that we will conduct our next say-on-pay vote at the 2026 annual meeting of stockholders.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting an advisory, non-binding vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, the result is not binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Vote Required
Advisory, non-binding approval of Proposal 3 requires the approval of the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 11, 2025 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 40,611,414 shares of common stock outstanding on April 11, 2025. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of April 11, 2025 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421.
Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Greater than 5% Stockholders
Entities affiliated with ADAR1(1)	5,390,964	13.3%
Entities affiliated with Pontifax(2)	4,787,331	11.8
BlackRock, Inc.(3)	2,036,788	5.0
Directors and Named Executive Officers
Jasbir Seehra, Ph.D.(4)	1,717,969	4.1
Yung Chyung, M.D.	—	—
Simon Cooper, M.B.B.S.(5)	—	—
Keith Regnante(6)	196,827	*
Christopher Rovaldi(7)	214,681	*
Jean-Jacques Bienaimé(8)	6,066	*
Nima Farzan(9)	45,086	*
Carl L. Gordon, Ph.D., C.F.A.(10)	1,055,320	2.6
Mary Ann Gray, Ph.D.(11)	53,173	*
Tomer Kariv(2)(12)	4,823,917	11.9
Julius Knowles(13)	612,078	1.5
Ran Nussbaum(2)(14)	4,823,917	11.9
Alpna Seth(15)	33,333	*
All current executive officers and directors as a group (12 persons)(16)	8,795,036	20.6%

*
Less than one percent.

(1)
The information shown is based solely upon disclosures filed on a Schedule 13D filed on April 11, 2025 (the “ADAR1 Schedule 13D”) by (i) ADAR1 Capital Management, LLC (“ADAR1 Capital Management”), (ii) ADAR1 Capital Management GP, LLC (“ADAR1 General Partner”) and (iii) Daniel Schneeberger. Consists of (i) 4,392,737 shares of common stock held by ADAR1 Partners, LP, (ii) 743,558 shares of common stock held by Spearhead Insurance Solutions IDF, LLC and (iii) 254,669 shares of common stock held by ADAR1 SPV I, LP. As the investment manager of ADAR1 Partners, LP and ADAR1 SPV I, LP and as the sub-advisor of Spearhead Insurance Solutions IDF, LLC, ADAR1 Capital Management may be deemed to indirectly beneficially own securities held by ADAR1 Partners, LP, ADAR1 SPV I, LP and Spearhead Insurance Solutions IDF, LLC. As the general partner of ADAR1 Partners, LP and ADAR1 SPV I, LP, General Partner may be deemed to indirectly beneficially own securities held by ADAR1 Partners, LP and ADAR1 SPV I, LP. As the manager of ADAR1 Capital Management and ADAR1 General Partner, Mr. Schneeberger may be deemed to indirectly beneficially own securities held by ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC, and ADAR1 SPV I, LP. Amounts reported do not include shares underlying certain put options and swap arrangements disclosed in the ADAR1 Schedule 13D. The address of each of ADAR1 Capital Management, ADAR1 General Partner and Mr. Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738.

(2)
The information shown is based, in part, upon disclosures filed on a Schedule 13D filed on April 23, 2020 by (i) Pontifax (Israel) IV L.P. (“Pontifax Israel”), (ii) Pontifax (Cayman) IV L.P. (“Pontifax Cayman”), (iii), Pontifax (China) IV L.P. (“Pontifax China”), (iv) Pontifax Late Stage Fund, L.P. (“Pontifax Late Stage”), (v) Pontifax Management 4 G.P. (2015) Ltd. (“Pontifax Management”) and (vi) Pontifax Late Stage GP Ltd. (“Pontifax Late Stage GP”). Consists of (i) 2,284,612 shares of common stock held by Pontifax Israel, (ii) 1,121,045 shares of common stock held by Pontifax Cayman, (iii) 1,226,412 shares of common stock held by Pontifax China and (iv) 155,262 shares of common stock held by Pontifax Late Stage. Pontifax Israel, Pontifax Cayman and Pontifax China are collectively referred to as the “Pontifax IV Funds,” and together with Pontifax Late Stage are collectively referred to as the “Pontifax Entities.” Pontifax Management is the ultimate general partner of each of the Pontifax IV Funds. Ran Nussbaum and Tomer Kariv, both members of our Board, are the Managing Partners of Pontifax Management and, as a result, may be deemed to share voting and investment power with respect to the shares held by each of the Pontifax IV Funds. Pontifax Late Stage GP is the general partner of Pontifax Late Stage and the sole shareholder of Pontifax Late Stage GP is Mr. Shlomo Karako. Pursuant to Strategic Alliance Agreement, dated August 9, 2018, between Pontifax Late Stage and the Pontifax IV Funds, Pontifax Late Stage invests side-by-side with the Pontifax IV Funds. By virtue of the strategic relationship, each of Pontifax Management, Mr. Kariv and Mr. Nussbaum may be deemed to share voting and dispositive power with respect to the shares held by Pontifax Late Stage in a manner similar to the voting and investment power with respect to the shares held by each of the Pontifax IV Funds. The address of each of the Pontifax Entities is c/o The Pontifax Group, 14 Shenkar Street, Beit Ofek, Herzliya Pituach, 46140 Israel.

(3)
The information shown is based solely upon disclosures filed on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Consists of (i) 302,223 shares of common stock held by Dr. Seehra and (ii) 1,415,746 shares issuable upon the exercise of options granted to Dr. Seehra that are exercisable within 60 days of April 11, 2025.

(5)
Dr. Cooper resigned as Chief Medical Officer effective March 12, 2024.

(6)
Consists of shares issuable upon the exercise of options granted to Mr. Regnante that are exercisable within 60 days of April 11, 2025.

(7)
Consists of shares issuable upon the exercise of options granted to Mr. Rovaldi that are exercisable within 60 days of April 11, 2025.

(8)
Consists of (i) 200 shares of common stock held by Mr. Bienaimé and (ii) 5,866 shares issuable upon the exercise of options granted to Mr. Bienaimé that are exercisable within 60 days of April 11, 2025.

(9)
Consists of shares issuable upon the exercise of options granted to Mr. Farzan that are exercisable within 60 days of April 11, 2025.

(10)
The information shown is based, in part, upon disclosures filed on a Schedule 13D/A filed on December 13, 2023 by (i) OrbiMed Advisors LLC (“OrbiMed Advisors”), (ii) OrbiMed Capital GP VII LLC (“OrbiMed GP VII”), (iii), OrbiMed Genesis GP LLC (“Genesis GP”) and (iv) OrbiMed Capital LLC (“OrbiMed Capital”). Consists of (i) 899,212 shares of common stock held by OrbiMed Private Investments VII, LP (“OPI VII”), (ii) 119,522 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”) and (iii) 36,586 shares issuable upon the exercise of options granted to Dr. Gordon that are exercisable within 60 days of April 11, 2025. OPI VII and Genesis are collectively referred to as the OrbiMed Entities. OrbiMed GP VII is the general partner of OPI VII. OrbiMed Advisors is the managing member of OrbiMed GP VII. By virtue of such relationships, OrbiMed GP VII and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VII and as a result may be deemed to have beneficial ownership over such securities. Genesis GP is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. By virtue of such relationships, Genesis GP and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by Genesis and as a result may be deemed to have beneficial ownership over such securities. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by the OrbiMed Entities. Carl L. Gordon, Ph.D., C.F.A., a member of OrbiMed Advisors, is a member of our Board. The business address of each of the OrbiMed Entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(11)
Consists of shares issuable upon the exercise of options granted to Dr. Gray that are exercisable within 60 days of April 11, 2025.

(12)
Includes 36,586 shares issuable upon the exercise of options granted to Mr. Kariv that are exercisable within 60 days of April 11, 2025.

(13)
Consists of (i) 341,574 shares of common stock held by Partners Innovation Fund, LLC (“PIF I”), (ii) 232,727 shares of common stock held by Partners Innovation Fund II, L.P. (“PIF II”), (iii) 1,191 shares of common stock held by Mr. Knowles and (iv) 36,586 shares issuable upon the exercise of options granted to Mr. Knowles that are exercisable within 60 days of April 11, 2025. PIF I and PIF II are collectively referred to as the “Partners Entities.” Partners Innovation Fund, LLC (“Partners GP I”) is the ultimate general partner of PIF I, and Partners Innovation Fund II, LLC (“Partners GP II”) is the ultimate general partner of PIF II. Julius Knowles, a member of our Board, is a partner of each of Partners GP and Partners GP II, and, as a result, may be deemed to share voting and investment power with respect to the shares held by each of the Partners Entities. The address of each of the Partners Entities is 215 First Street, Suite 500, Cambridge, Massachusetts 02142.

(14)
Includes 36,586 shares issuable upon the exercise of options granted to Mr. Nussbaum that are exercisable within 60 days of April 11, 2025.

(15)
Consists of shares issuable upon the exercise of options granted to Dr. Seth that are exercisable within 60 days of April 11, 2025.

(16)
Consists of (i) 6,683,980 shares of common stock and (ii) 2,111,056 shares issuable upon the exercise of options granted to our current executive officers and directors that are exercisable within 60 days of April 11, 2025. The shares held by the Pontifax Entities referred to in footnote (2) above of which Mr. Kariv and Mr. Nussbaum may be deemed to share voting and investment power with respect to have been counted once for purposes of calculating the number of shares beneficially owned by all current executive officers and directors as a group.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this Proxy Statement:
Name	Age	Principal Position
Jasbir Seehra, Ph.D.	69	Chief Executive Officer and Chair
Keith Regnante	55	Chief Financial Officer
Yung Chyung, M.D.	49	Chief Medical Officer
Christopher Rovaldi	51	Chief Operating Officer
Biographical information for Dr. Seehra is presented above under the caption “Class I Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders.”
Keith Regnante has served as our Chief Financial Officer since February 2020. Prior to joining us, from August 2016 to January 2020, Mr. Regnante served as Chief Financial Officer at Wave Life Sciences Ltd. From February 2014 to August 2016, Mr. Regnante served as Vice President of Finance at Shire Pharmaceuticals, or Shire, a global biopharmaceutical company. Mr. Regnante also served on the Financial Leadership Team and the R&D Leadership Team while he was at Shire. From September 2013 to February 2014, he served as Head of R&D Finance for ARIAD Pharmaceuticals, Inc. From January 1999 to August 2013, Mr. Regnante held multiple finance positions at Biogen Inc., including Senior Director of Corporate Finance from 2011 to 2013, Senior Director of Worldwide R&D Finance from 2008 to 2011 and several other positions dating back to 1999. Prior to these roles, Mr. Regnante worked as a consultant at The Boston Consulting Group. He holds a B.A. in Economics from Tufts University and an M.B.A. from the MIT Sloan School of Management.
Yung Chyung has served as our Chief Medical Officer since November 2024. Prior to joining us, Dr. Chyung served as Executive Vice President and Chief Medical Officer of Tourmaline Bio, Inc. from August 2022 to October 2024. From February 2016 to June 2022, Dr. Chyung served as the Chief Medical Officer of Scholar Rock Holding Corporation. Dr. Chyung received an A.B. in Biochemical Sciences from Harvard College and earned his M.D. from Harvard Medical School. Dr. Chyung completed his internal medicine residency and allergy and immunology fellowship at Massachusetts General Hospital.
Christopher Rovaldi has served as our Chief Operating Officer since February 2022. Prior to joining us, Mr. Rovaldi served as a consultant to biotechnology companies since August 2018, including through his role as President of NS Biopharma Consulting, LLC, a biotechnology consulting firm, since May 2019. From 2007 to May 2018, Mr. Rovaldi held multiple positions of increasing responsibility at Acceleron Pharma Inc., including Director, Program Management from 2007 to 2008, Senior Director, Program Management from 2008 to 2010, Vice President, Program Management from 2010 to 2013 and Senior Vice President, Program Management and Operations from 2013 to May 2018. Prior to Acceleron Pharma Inc., Mr. Rovaldi worked at Idenix Pharmaceuticals, Inc. from 2004 to 2007 and at Cubist Pharmaceuticals, Inc. from 2000 to 2004. He has over 20 years of program and portfolio management experience developing biologics and small molecules from the pre-investigational new drug application stage to marketing authorization. Mr. Rovaldi received a B.S. and an M.Sc. degree, each in Microbiology, from the University of New Hampshire.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2024, for our “named executive officers” who are listed below. This discussion and analysis summarizes our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, the policies underlying our executive compensation program and the compensation awarded to our named executive officers for 2024. The following discussion and analysis should be read together with the compensation tables and related disclosures.
Named Executive Officers
Our named executive officers for the fiscal year ended December 31, 2024, are our principal executive officer, principal financial officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2024, as reflected below. We have no other executive officers who were serving as of December 31, 2024. Because Dr. Cooper served as an executive officer during 2024 prior to his resignation, he is also a named executive officer for 2024.
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Jasbir Seehra, Ph.D., Chief Executive Officer and Chair(1);

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Keith Regnante, Chief Financial Officer;

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Yung Chyung, M.D., Chief Medical Officer(2); and

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Simon Cooper, M.B.B.S., Former Chief Medical Officer(3); and

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Christopher Rovaldi, President and Chief Operating Officer(4).

(1)
Dr. Seehra was appointed to serve as our Chair, effective July 1, 2024.

(2)
Dr. Chyung was appointed to serve as our Chief Medical Officer, effective November 1, 2024.

(3)
On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024.

(4)
Mr. Rovaldi was promoted to serve as our President, effective July 1, 2024.

Executive Summary
Business Overview
We are a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins. We are a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, we have discovered and are developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. One of our product candidates, cibotercept (KER-012), is being developed for the treatment of pulmonary arterial hypertension (“PAH”), and for the treatment of cardiovascular disorders. Our second product candidate, KER-065, is being developed for the treatment of neuromuscular diseases. Our most advanced product candidate, elritercept (KER-050), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes (“MDS”) and in patients with myelofibrosis. In December 2024, we entered into an exclusive license agreement with Takeda Pharmaceuticals U.S.A., Inc. to further develop, manufacture and commercialize elritercept worldwide outside of mainland China, Hong Kong and Macau, which became effective on January 16, 2025 (the “Takeda Agreement”).
Compensation Highlights for 2024 and Early 2025
We carefully evaluate our compensation arrangements and maintain and develop programs that we feel are the most appropriate to drive results for our Company and our stockholders. We take a holistic approach to designing our policies to align our executive compensation program with our stockholders’ interests and our Company performance, which is best viewed over the long-term to align with product development cycles. Highlights of our executive compensation program in 2024 and early 2025 pay decisions include:
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Base Salary:   Our named executive officers’ base salaries for 2024 increased between 3% and 8% as compared to 2023 amounts, which is aligned with actions we have taken across the Company and reflected the Company’s performance when target 2024 compensation was approved in early 2024.

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Annual Cash Performance Bonus:   We increased the target bonus award opportunity for Dr. Seehra for 2024, from 50.0% to 65.0%, in recognition of Dr. Seehra’s continued significant individual contributions to the Company. We did not increase target bonus award opportunities for our other named executive officers for 2024. The Compensation Committee determined that our 2024 performance goals were achieved at 110% and paid performance-based bonuses at 110% of target to each of Mr. Regnante, Dr. Chyung and Mr. Rovaldi. Dr. Chyung received an additional bonus due to his significant individual contributions to the Company. The Board used its discretion to cap Dr. Seehra’s performance-based bonus at 100% of target considering that all stock options issued in 2024 were deeply under water at the time of the annual bonus payout certification.

•
Long-Term Incentive Awards:   In 2024, we granted equity awards to our named executive officers in the form of four-year time-vesting stock options in order to incentivize and reward them for stockholder value creation. We introduced performance-vesting stock options as part of our Chief Executive Officer’s compensation program for the first time. Specifically, we granted 50% of the shares subject to Dr. Seehra’s 2024 annual option award in the form of a stock option that is eligible to vest contingent upon achievement of two rigorous pipeline development goals. As of the date of this Proxy Statement, 100% of the 2024 stock options granted to all named executive officers are deeply underwater and the performance goals relating to Dr. Seehra’s performance-vesting option have not been met.

•
Early 2025 Compensation Changes:   in February 2025, we did not increase Dr. Seehra’s 2025 base salary and did not increase the 2025 target annual bonus opportunity for any of our continuing named executive officers. We approved 2025 base salary increases of 5% and 7% for each of Mr. Regnante and Rovaldi, respectively, and did not increase Dr. Chyung’s base salary. We granted annual equity awards to each of our continuing named executive officers other than Dr. Seehra in February 2025 in the form of restricted stock unit awards. The grant date value of these awards was substantially less than the annual equity awards these officers received in 2024. As of the date of this Proxy Statement, we are continuing to evaluate the appropriate annual equity award to grant to Dr. Seehra.

Compensation Program Objectives, Philosophy and Elements of Compensation
Our Compensation Committee is guided by the following objectives and principles when establishing compensation for our executive officers:
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Attract, retain and motivate superior executive talent;

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Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

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Align our executives’ interests with those of our stockholders through long-term incentives linked to specific performance.

We believe that our executive compensation program design features accomplish the following:
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Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

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Ensure a significant portion of each executive’s compensation is tied to our future share performance, thus aligning their interests with those of our stockholders.

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Utilize equity compensation and vesting periods for equity awards that encourage executives to remain employed and focus on sustained share price appreciation.

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Utilize a mix between cash and equity compensation designed to encourage strategies and actions that are in our long-term best interests.

To achieve our compensation objectives, we historically have provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:
Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually at the beginning of the year and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and our overall performance) and by reference to market data provided by our independent compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual performance goals that relate to our key business objectives.	Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually at the beginning of the year and determined based upon positions that have similar impact on the organization, the executive’s position criticality and experience in role and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific performance objectives, generally determined by our Compensation Committee and Board of Directors and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated performance objectives and individual performance.
Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance. Aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long-term.
Annual equity opportunities are generally reviewed and determined annually at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual

Element of Compensation	Objectives	Key Features
performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives, aggregate equity usage and market data provided by our independent compensation consultant. Equity awards have historically been granted in the form of time-vesting stock options; in 2024, we introduced performance-vesting stock options into our Chief Executive Officer’s compensation program. In 2025, we introduced time-vesting restricted stock unit awards into our executive compensation program.
In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term incentive and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of the named executive officers’ total target compensation is comprised of performance-based bonus opportunities and long-term equity awards to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
In making executive compensation recommendations and decisions, our Compensation Committee generally considers each executive officer’s target total direct compensation, which consists of base salary, target bonus opportunity, which together with base salary we refer to as target cash compensation, and long-term equity awards (valued based on an approximation of grant date fair value).

Key Features of our Executive Compensation Program
What We Do		What We Don’t Do
√	Design executive compensation to align pay with performance	X	No hedging or pledging of Company stock
√	Conduct a thorough compensation risk analysis	X	No excessive health or welfare benefits or perquisites
√	Grant annual equity awards over multi-year vesting periods	X	No special retirement benefits
√	Grant performance equity awards to our Chief Executive Officer	X	No guaranteed bonuses or base salary increases
√	Compensation Committee composed of all independent directors, which meets regularly in independent session without management present
√	Retain an independent compensation consultant
√	Maintain a clawback policy
√	Conduct an annual compensation review
How We Determine Executive Compensation
Role of Our Compensation Committee, Management and the Board
Our Compensation Committee is appointed by our Board to assist with our Board’s oversight responsibilities with respect to our compensation and benefit plans, policies and programs, administration of our equity plans and its responsibilities related to the compensation of our executive officers, directors and senior management, as appropriate.
Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. Our Compensation Committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program. In this capacity, our Compensation Committee designs, implements, reviews and generally recommends to our Board the approval of all compensation for our Chief Executive Officer and our other named executive officers. Our Compensation Committee determines and recommends the principal components of compensation (base salary, performance bonus awards and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee or our Board determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
In addition to our independent compensation consultant, as described below under “Role of Independent Compensation Consultant,” our Compensation Committee works with and receives information and analyses from management, including within our legal and human resources departments, and our Chief Executive Officer, and considers such information and analyses along with the information from our independent compensation consultant, in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and provides to our Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, performance incentives, equity compensation and other compensation-related matters outside of the presence of any other named executive officers. Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings. However, our Compensation Committee retains the final authority to make all compensation decisions and recommendations. While our Chief Executive Officer discusses his recommendations with our Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings.
Role of Independent Compensation Consultant
During 2024, our Compensation Committee continued to retain Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as our independent compensation consultant, due to its extensive analytical and compensation expertise. In this capacity, Aon has advised our Compensation Committee on compensation matters related to the executive and director compensation structure. In 2024, Aon assisted with, among other things:
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conducting an executive market pay analysis;

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developing a group of peer companies to use as a reference in making executive compensation decisions;

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evaluating current executive pay practices and considering alternative compensation programs;

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reviewing our director compensation policies and practices; and

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assisting in the development of this Compensation Discussion and Analysis.

Our Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Aon makes recommendations to our Compensation Committee, but has no authority to make compensation decisions on behalf of us or our Compensation Committee. Aon reported to our Compensation Committee and had direct access to the chairperson and the other members of our Compensation Committee. Beyond data and advice related to executive and director compensation matters, Aon did not provide other services to us in 2024.
Our Compensation Committee has analyzed whether the work of Aon as our compensation consultant raised any conflict of interest, considering relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Aon and the individual compensation advisors has not created any conflict of interest.
Use of Competitive Market Compensation Data
Our Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, our Compensation Committee works annually with Aon to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. Our Compensation Committee believes that the peer and market data provided by Aon, along with other factors (including experience, scope of position and individual performance), is an important reference point when setting compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success.
2024 Peer Group
In September 2023, Aon proposed, and our Compensation Committee approved, a group of companies that would be appropriate peers for 2024 compensation decisions, based on the following criteria:
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Sector:   Biopharmaceuticals and biotechnology companies

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Stage of Development:   Phase II companies (with a focus on hematology companies)

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Market Capitalization:   0.3x to 3x of our 30-day average market value

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Headcount:   0.3x to 3x of our headcount (as of the end of our last fiscal year)

•
Years Public:   Preference given to companies that went public within the last five years

At the time of review in September 2023, our 30-day average market capitalization was approximately $1.2 billion and our prior fiscal year-end headcount was 105. Based on the above criteria, our Compensation Committee approved the following changes to the executive compensation peer group for 2024:
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Added Morphic Holding, Inc. and Protagonist Therapeutics, Inc.; and

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Removed Fulcrum Therapeutics, Inc. and Kezar Life Sciences, Inc., because they were well below the market capitalization parameters described above.

As a result, the following 18 companies were identified as appropriate for our peer group by our Compensation Committee for the purpose of informing executive pay decisions for 2024. At the time of review, we fell at approximately the 50th percentile of this peer group in terms of market capitalization.
Akero Therapeutics, Inc. (AKRO)	Iovance Biotherapeutics, Inc. (IOVA)	Replimune Group, Inc. (REPL)
Arcturus Therapeutics Holdings Inc. (ARCT)	KalVista Pharmaceuticals, Inc. (KALV)	Rocket Pharmaceuticals, Inc. (RCKT)
Crinetics Pharmaceuticals, Inc. (CRNX)	Kura Oncology, Inc. (KURA)	Scholar Rock Holding Corporation (SRRK)
Editas Medicine, Inc. (EDIT)	Mersana Therapeutics, Inc. (MRSN)	SpringWorks Therapeutics, Inc. (SWTX)
Geron Corporation (GERN)	Morphic Holding, Inc. (MORF)	Syndax Pharmaceuticals Inc. (SNDX)
IDEAYA Biosciences, Inc. (IDYA)	Protagonist Therapeutics, Inc. (PTGX)	Zentalis Pharmaceuticals, Inc. (ZNTL)
Key Factors Used in Determining Executive Compensation
Our Compensation Committee formulates recommendations regarding the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and independent judgment of Compensation Committee members, as well as their understanding of the compensation practices in the biopharmaceutical industry. Pay decisions are not made by use of a formulaic approach or benchmark. In making executive compensation determinations, our Compensation Committee generally takes into consideration the following factors:

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Company performance and business needs

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Market data and peer data provided by Aon

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The need to attract and retain talent in a highly competitive industry

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The executive officer’s individual performance, experience level, scope of job function and criticality of the skill set

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Stockholder feedback regarding our executive pay program

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Input from our Chief Executive Officer (other than for himself)

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Each executive officer’s current equity ownership and total compensation

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Internal pay equity

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The impact of aggregate compensation on the annual budget and on stockholder dilution

Stockholder Advisory Vote on Executive Compensation
At our 2024 Annual Meeting of Stockholders, we held our first “say on pay” advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2024 proxy statement. The proposal was supported by over 99% of the total votes cast. Following the 2024 Annual Meeting of Stockholders, members of our management team and one of our independent directors reached out to a significant number of our large stockholders to gain a better understanding of their views regarding corporate governance matters and our executive compensation program.
Our Compensation Committee reviewed the final vote results for our “say on pay” proposal along with the feedback we received from our discussions with stockholders and, given the significant level of support and positive feedback, concluded that our compensation program provided a competitive performance package that incentivizes our named executive officers and encourages their retention over the long-term. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our Compensation Committee determined to monitor and continually evaluate our compensation program going forward in light of our stockholders’ views and our transforming business needs. Our Compensation Committee expects to continue to consider the outcome of our “say on pay” votes and our stockholders’ views when making future compensation decisions for our named executive officers. For additional information regarding our stockholder outreach and engagement efforts, see “Our Approach to Stockholder Engagement” above.
Elements of Our 2024 Executive Compensation Program
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
In February 2024, upon the recommendation of our Compensation Committee, our Board reviewed the base salaries of our named executive officers and approved increases to base salaries in amounts ranging from approximately 3% to 8% for each of our named executive officers. Based on our Compensation Committee’s subjective judgement, our Compensation Committee determined these increases were appropriate in light of each executive’s individual performance and peer data. The 2024 base salaries of our named executive officers are reflected below.
Named Executive Officer	2023 Base Salary	2024 Base Salary	Percentage Increase from 2023 Base Salary
Jasbir Seehra, Ph.D.	$650,000	$700,000	8%
Keith Regnante	$435,000	$448,050	3%
Yung Chyung, M.D.(1)	—	$510,000	—
Simon Cooper, M.B.B.S.	$470,000	$484,100	3%
Christopher Rovaldi	$500,000	$540,000	8%

(1)
Dr. Chyung was appointed to serve as our Chief Medical Officer, effective November 1, 2024. The Compensation Committee determined that Dr. Chyung’s base salary was appropriate in light of market data and Dr. Chyung’s skills and experience.

Annual Cash Performance Bonus
Bonus Targets for 2024
Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of Company-wide annual performance goals determined by our Compensation Committee. Each named executive officer is assigned a target bonus expressed as a percentage of his base salary. The Compensation Committee and Board determined that the bonus targets from 2023 for our named executive officers, other than our Chief Executive Officer, remained aligned with competitive trends and appropriate for the Company, and as a result, were unchanged for 2024. As such, the target bonus amounts for Mr. Regnante, Dr. Cooper and Mr. Rovaldi for 2024 were set at 40%, 40% and 50%, respectively. In February 2024, upon the recommendation of our Compensation Committee, our Board reviewed the bonus target of our Chief Executive Officer and approved an increase to his bonus target from 50% to 65%. Based on our Compensation Committee’s subjective judgement, our Compensation Committee determined this increase was appropriate in light of our Chief Executive Officer’s individual performance.
The Compensation Committee determined Dr. Chyung’s target bonus amount in connection with his commencement of employment as our Chief Medical Officer, effective November 1, 2024. Dr. Chyung’s employment agreement provides that Dr. Chyung is entitled to a target bonus amount of 40% of his base salary. However, pursuant to his employment agreement, for 2024, Dr. Chyung was only eligible to receive up to 25% of his target bonus amount. The Compensation Committee determined Dr. Chyung’s target bonus amount for 2024 based on its subjective determination of the amount appropriate to induce and retain Dr. Chyung and reasonable in relation to market data and other officer bonus opportunities.
2024 Performance Goals and Achievement
In February 2024, upon the recommendation of our Compensation Committee, our Board adopted our 2024 annual performance goals. The 2024 performance goals were aggressive and set at challenging levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The Compensation Committee believes that each of these goals is strongly aligned to the creation of stockholder value.
To determine our corporate performance percentage for 2024, the Compensation Committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded, as well as the relative difficulty of achieving the goals that were met and that were only partially met. Based on the foregoing, the Compensation Committee determined our overall corporate performance achievement percentage to be 110% of the target performance level for 2024. The table below provides additional details about the Compensation Committee’s assessment of our actual performance against our key 2024 corporate performance goals:
2024 Corporate Objectives	Weight	2024 Achievement Highlights	Overall Weighted Achievement(1)
Advance clinical development of elritercept:	30%	Advance clinical development of elritercept:	30%
• Conduct “end-of-Phase 2” (“EOP2”) meetings with regulators for the planned Phase 3 clinical trial in patients with MDS (the “RENEW trial”)		• Achieved
• First submission of the protocol for the RENEW trial to a health authority		• Achieved
• Produce sufficient drug supply for the RENEW trial		• Achieved
Stretch Goals	20%	Stretch Goals	7%
• First patient to enter screening in the RENEW trial		• Not Achieved

2024 Corporate Objectives	Weight	2024 Achievement Highlights	Overall Weighted Achievement(1)
• Generate data sufficient from the ongoing Phase 2 clinical trial in patients with myelofibrosis to support EOP2 meetings with regulators		• Partially Achieved
Advance clinical development of cibotercept:	30%	Advance clinical development of cibotercept:	17%
• Submit applications to FDA for Orphan Drug and Fast Track designations for cibotercept in PAH		• Partially Achieved
•
Enroll the last patient in the open-label Phase 2 biomarker clinical trial cibotercept in patients with chronic heart failure with preserved ejection fraction and in such patients with reduced ejection fraction

• Not Achieved
• Enroll the last patient in our Phase 2 clinical trial evaluating cibotercept in patients with PAH (the “TROPOS trial”) by the fourth quarter of 2024		• Achieved
Stretch Goal	10%	Stretch Goal	12%
Enroll the last patient in the TROPOS trial by October 2024		Over-achieved
Advance development of the muscle program, including KER-065:	20%	Advance development of the muscle program, including KER-065:	12%
• Initiate and complete enrollment of Part 2 of the Phase 1 clinical trial of KER-065 in healthy volunteers		• Achieved
• Manufacture and release one lot of GMP drug product		• Not Achieved
• Complete 2-month toxicology studies and tech transfer of a discovery-stage asset		• Achieved

2024 Corporate Objectives	Weight	2024 Achievement Highlights	Overall Weighted Achievement(1)
Stretch Goal	10%	Stretch Goal	0%
• Complete last patient last visit for the Phase 1 clinical trial of KER-065 in healthy volunteers		• Not Achieved
Advance the discovery pipeline	10%	• Expanded understanding of activin and ligand traps to support development in current indications and to provide rationale for new indications	10%
Presentations and Publications	7%	• Peer-reviewed publication in Blood Advances for the results from the Phase 1 clinical trial of elritercept in healthy volunteers	4%
		• Presented preclinical and clinical data at multiple scientific conferences throughout 2024
Business/Financial Operations	3%	Business/Financial Operations	3%
• Manage the Company’s budget within targeted range		• Achieved
Stretch Goal	15%	Stretch Goal	15%
• Enter into a partnership for one of the Company’s product candidates		• Achieved
	100% (additional 55% attributable to stretch goals)		110%

(1)
Percentages in this column reflect amounts attributable to achievements that relate to each corporate objective and that provide incremental and significant value to the Company for which the Compensation Committee believed management should be incentivized and rewarded.

Our Compensation Committee assessed achievement of the 2024 performance goals following the end of the year, as shown above. Upon the Compensation Committee’s recommendation, in February 2025, the Board approved performance bonuses for our named executive officers, other than our Chief Executive Officer, in amounts commensurate with the 110% performance goal achievement level. Notwithstanding our 110% performance goal achievement, upon the Compensation Committee’s recommendation, the Board used its discretion to cap our Chief Executive Officer’s bonus at 100% performance goal achievement and accordingly approved a performance bonus for our Chief Executive Officer equal to 100% of his target annual bonus. The Compensation Committee and Board determined this reduced bonus taking into account the early termination of the TROPOS trial in January 2025 based on an ongoing safety review due to the unanticipated observation of pericardial effusion adverse events in the trial, among other factors.
Upon the Compensation Committee’s recommendation, the Board approved an additional discretionary bonus for Dr. Chyung in the amount of $11,320, reflecting our Compensation Committee’s and our Board’s subjective consideration of his significant individual contributions to the Company, including his leadership in directing a select group of unblinded individuals at Keros to complete the risk and benefit assessment of the data from the TROPOS trial. This discretionary payment is reported in the “Bonus” column in the Summary Compensation Table.
The table below reflects each named executive officer’s annual performance bonus for 2024 (and includes, with respect to Dr. Chyung, his additional discretionary bonus):
Named Executive Officer	Total Incentive Amount Paid ($)
Jasbir Seehra, Ph.D.	455,000
Keith Regnante	197,142
Yung Chyung, M.D.	67,320
Simon Cooper, M.B.B.S.(1)	—
Christopher Rovaldi	297,000

(1)
On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024. As a result, Dr. Cooper was not entitled to an annual performance bonus for 2024.

Equity Compensation
We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the financial interests of our executive officers and our stockholders. In addition, we believe that our ability to grant equity awards helps us to attract, retain and motivate executive officers, and fosters an ownership culture, designed to incentivize them to devote their best efforts to the success of our business. As such, our executives generally are awarded an initial grant upon commencement of employment, as well as annual grants thereafter. Additional grants may occur periodically in order to incentivize and reward executives as our Compensation Committee and our Board determine appropriate.
As of December 31, 2024, all equity awards granted to our named executive officers, other than our Chief Executive Officer, had been in the form of stock options that vest based on continuous service with us. Our Compensation Committee believes that stock options are inherently performance-based and automatically link executive pay to stockholder return, as the value realized, if any, from an award of stock options is dependent upon, and directly proportionate to, future appreciation in our stock price. Regardless of the reported value in the Summary Compensation Table, our named executive officers will only receive value from their stock options if the market price of our common stock increases above the market price of our common stock at the time of grant and remains above such price as the stock options continue to vest. In 2024, we introduced performance-vesting stock options into our Chief Executive Officer’s long-term incentive package. Our Compensation Committee believes a more diversified long-term incentive program, pursuant to which both performance and time-vesting stock options are granted to our Chief Executive Officer, better balances our goal of retaining Dr. Seehra, enhancing stockholder value and motivating and incentivizing extraordinary performance. In 2025, we introduced restricted stock unit awards into our executive compensation program, as described below.
Each of our named executive officers holds stock options under our 2020 Equity Incentive Plan (the “2020 Plan”), and some hold options under our 2017 Stock Incentive Plan, as amended. Such options were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. All options are granted with a per share exercise price equal the closing price of our common stock on the grant date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “Potential Payments upon Termination or Change of Control.”
The specific vesting terms of each named executive officer’s stock options are described below under “Outstanding Equity Awards as of December 31, 2024.” For additional information about our equity compensation plans, please see the section titled “Equity Benefit Plans below.

2024 Equity Awards
In February 2024, upon the recommendation of our Compensation Committee, our Board granted stock options to our named executive officers, as shown in the table and described below. Each option (or, with respect to Dr. Seehra, 50% of his 2024 annual equity award) has an exercise price of $56.18 per share and vests over a four-year period, with 25% of the shares subject to each option vesting on February 13, 2025, and an additional 6.25% of such shares vesting at the end of each successive three-month period thereafter, subject to the executive’s continuous service with us as of each such vesting date. The options are eligible to accelerate under certain circumstances in accordance with the named executive officer’s employment agreement.
The remaining 50% of Dr. Seehra’s 2024 annual equity award was granted in the form of a performance-vesting stock option, with an exercise price of $63.61 per share. The number of shares that are eligible to vest (the “eligible shares”) is determined based on the achievement of two rigorous development goals relating to cibotercept and KER-065, each on or prior to December 31, 2025. The eligible shares will vest as follows: 50% of such shares will vest on the date of certification of achievement of the performance goals by our Compensation Committee, and the remaining 50% will vest on December 31, 2026, subject to Dr. Seehra’s continuous service with us as of each such vesting date. We are not disclosing the performance goals applicable to Dr. Seehra’s option because we believe it would provide our competitors with insight into our internal confidential strategic operations and planning processes and could cause us competitive harm. Nonetheless, the Compensation Committee determined that the performance goals were appropriately challenging, but attainable, as of the date of grant. We commit to disclose the performance goals and outcomes following conclusion of the relevant performance period, in accordance with typical market practice and SEC rules. The option is eligible to accelerate under certain circumstances as described below under “Potential Payments upon Termination or Change of Control.” As of the date of this Proxy Statement, the Committee has not determined if either of the performance goals has been met.
In formulating its equity award recommendations, our Compensation Committee used its subjective judgement to determine the amounts and equity award mix it believed were appropriate for each named executive officer, considering, among other factors: market data for the relevant positions (based on award value and percent of company), management of dilution, the retention value of existing holdings, individual performance, role criticality, expected future contribution, disclosure requirements, the Company’s compensation philosophy, proxy advisory firm position and internal equity.
The following table sets forth the stock options granted to our named executive officers in 2024:
Named Executive Officer	Grant Date	Number of Shares Underlying Stock Options
Jasbir Seehra, Ph.D.	(1)	250,000(1)
Simon Cooper, M.B.B.S.(2)	2/13/2024	40,000
Keith Regnante	2/13/2024	40,000
Christopher Rovaldi	2/13/2024	150,000

(1)
50% of Dr. Seehra’s 2024 annual equity award (125,00 shares), granted on February 23, 2024, was delivered in the form of a performance-vesting stock option that vests based on achievement of two rigorous pipeline development objectives. The remaining 50% of his 2024 annual equity award (125,000 shares), granted on February 13, 2024, was granted in the form of time-vesting stock options. The performance-vesting portion of the option was granted ten days later than the time-vesting option because the Compensation Committee needed additional time to finalize the terms of the performance goals and as a result, has a higher exercise price per share ($63.61) than the time-vesting portion ($56.18).

(2)
On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024. As a result, all of Dr. Cooper’s outstanding, unexercised options have terminated.

In November 2024, in connection with Dr. Chyung’s commencement of employment, the Board approved an option to Dr. Chyung to purchase 110,000 shares of our common stock, which has an exercise price of

$67.91 per share. The shares subject to the option vest over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and 6.25% of the shares subject to the option vesting at the end of each successive three-month period following the first anniversary of the vesting commencement date, subject to Dr. Chyung’s continuous service with us as of each such vesting date. The option is eligible to accelerate under certain circumstances in accordance with Dr. Chyung’s employment agreement.
Preview of 2025 Equity Awards
In February 2025, we granted annual equity awards to each of our named executive officers other than our Chief Executive Officer in the form of restricted stock unit awards. The grant date value of these awards was substantially less than our 2024 annual equity awards. The Compensation Committee and Board determined to delay granting an annual equity award to our Chief Executive Officer and are continuing to evaluate the appropriate annual equity award for 2025.
Other Features of Our Compensation Program
Employment Arrangements
We have entered into offer letter and employment agreements with each of our named executive officers. These agreements provide for base salaries and incentive compensation, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to us. The employment of each of our named executive officers is “at will” and may be terminated at any time. In addition, each of our named executive officers has executed a form of our standard proprietary information and inventions agreement.
Severance and Change in Control Benefits
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation. Pursuant to the offer letter and employment agreements entered into with each of our named executive officers, our named executive officers are entitled to certain severance benefits upon an involuntary termination without cause (and not due to death or disability) or upon a resignation for good reason, either alone or immediately before or within 12 months following a change in control of our Company, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change in control, disability and good reason are defined in the agreements. The Compensation Committee believes that these severance benefits are necessary to provide stability among our named executive officers, to focus our named executive officers on our business operations and to encourage continued attention and dedication to duties without distractions in connection with a potential change in control transaction or period of uncertainty.
On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024. Dr. Cooper was not entitled to and did not receive any severance benefits in connection with his resignation.
For a detailed description of the severance provisions contained in our named executive officers’ offer letter and employment agreements, see “Potential Payments upon Termination or Change of Control” below.
401(k) Plan
Our named executive officers are eligible to participate in a 40l(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), with the 40l(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 40l(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,000 for calendar year 2024 (subject to catch-up contributions for individuals aged 50 and over). For the 2024 calendar year, we made matching contributions equal to 100% of a participant’s eligible compensation up to the first 4% of such person’s elected deferral. Matching contributions are immediately fully vested. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. As a tax-qualified retirement plan, contributions to the 40l(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 40l(k) plan.
Health/Welfare Plans
Our named executive officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see the section above titled “401(k) Plan” above), medical, dental, vision, disability and life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits, other than our 401(k) plan. Our Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.
Perquisites and Other Benefits
We typically do not offer perquisites or personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of such individual’s duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. In 2024, we provided Dr. Seehra with a reimbursement of $1,719 for cell phone expenses.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
Tax and Accounting Considerations
As a general matter, our Compensation Committee reviews and considers the various tax and accounting implications of compensation programs we utilize.
Code Section 162(m)
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), compensation paid to any of the publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible for tax purposes. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and recommendations and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Code Section 409A
Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
Code Section 280G
Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In recommending or approving the compensation arrangements for our named executive officers, our Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. None of our named executive officers is entitled to any Section 280G gross-up.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options under our equity incentive award plans are accounted for under ASC Topic 718. Our Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Other Compensation Policies and Practices
Equity Grant Timing
From time to time, the Company grants stock options to its employees, including our named executive officers. Our historical practice has been to grant annual equity awards to all employees, including our named executive officers, at the beginning of the year (typically in February) and new hire or promotion grants around the commencement of employment or promotion date or as otherwise determined appropriate by the Compensation Committee. During 2024, we maintained an equity grant delegation policy, pursuant to which our Compensation Committee delegated authority to our Chief Executive Officer and Chief Financial Officer to make grants to employees of the Company, excluding executive officers. In January 2025, our Compensation Committee adopted an equity award grant policy, which creates a framework for a consistent process for granting equity awards under the 2020 Plan to all employees, including to our named executive officers. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation — Non-Employee Director Compensation Policy” below. Option grants are made on the regular, predetermined grant dates pursuant to the equity grant policy (and previously, the equity grant delegation policy) and the Non-Employee Director Compensation Policy. The equity grant policy provides for an adjustment of such predetermined grant date if it falls within a designed blackout window relating to our release of financial or certain material non-public information (“MNPI”) about the Company. The Company has not granted equity awards in anticipation of the release of MNPI and we have not timed the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our Compensation Committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.
Compensation Recovery (“Clawback”) Policy
On October 5, 2023, we adopted our Incentive Compensation Recoupment Policy, which complies with the listing standards adopted by Nasdaq that implement the related SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In addition to the above, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with us to engage in short-term or speculative transactions involving our securities. Our directors, officers and employees are, therefore, prohibited from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.
Risk Assessment Concerning Compensation Practices and Policies
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, our Compensation Committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us as a whole. Further, our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual performance bonus opportunity, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.
Report of the Compensation Committee on Executive Compensation
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee, by majority vote, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The foregoing report has been furnished by the following members of the Compensation Committee:
Alpna Seth, Ph.D. (Chair)
Carl L. Gordon, Ph.D., C.F.A.
Mary Ann Gray, Ph.D.
Ran Nussbaum
The material in this report is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the years ended December 31, 2024, 2023 and 2022, compensation awarded to, paid to or earned by our NEOs:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)	Total ($)
Jasbir Seehra, Ph.D.(4) Chief Executive Officer and Chair	2024	699,039	—	5,104,488	455,000	14,666(5)	6,273,192
	2023	649,135	107,250	7,806,530	357,500	11,661	8,932,076
	2022	610,817	60,500	5,475,349	302,500	11,767	6,460,934
Keith Regnante(6) Chief Financial Officer	2024	447,799	—	1,633,436	197,142	13,800(7)	2,292,177
	2023	434,808	—	1,561,306	191,400	9,900	2,197,414
Yung Chyung, M.D.(8) Chief Medical Officer	2024	70,615	11,320	5,503,432	56,000	—	5,641,367
Simon Cooper, M.B.B.S.(9) Former Chief Medical Officer	2024	116,099(10)	—	1,633,436	—	11,240(7)	1,760,775
	2023	469,808	—	1,561,306	206,800	7,683	2,245,597
	2022	464,423	—	1,659,196	184,000	5,848	2,313,467
Christopher Rovaldi President and Chief Operating Officer	2024	539,231	—	6,125,385	297,000	13,800(7)	6,975,416
	2023	500,000	—	3,903,265	275,000	9,900	4,688,165
	2022	435,352	—	3,538,605	235,000	38,397	4,247,354

(1)
Amounts represent discretionary portion of annual performance-based bonuses awarded for the year indicated. For a description of the Company’s annual performance-based bonus program for 2024, see “Compensation Discussion and Analysis — Element of Our 2024 Executive Compensation Program — Annual Cash Performance Bonus” in this Proxy Statement.

(2)
This column reflects the aggregate grant date fair value of all time-vesting and performance-vesting option awards granted during the indicated year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our audited consolidated financial statements, excluding the effect of estimated forfeitures. This calculation assumes that the NEO will perform the requisite service for the award to vest in full as required by SEC rules. The performance-vesting options granted to Dr. Seehra in 2024 are eligible to vest contingent upon the achievement of two rigorous development goals, as further described under “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Equity Compensation” in this Proxy Statement. As such, the grant date fair value of such awards is based on the probable outcome of the performance conditions as of the grant date. The maximum potential value of such awards (assuming the highest level of performance achievement) is $4,875,900. The assumptions we used in valuing options are described in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the NEO upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
This column reflects the amount of performance-based incentive compensation earned by our NEOs for the periods presented. For a description of the Company’s annual performance-based bonus program for 2024, see “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Annual Cash Performance Bonus” in this Proxy Statement.

(4)
Dr. Seehra is also the Chair of our Board, but does not receive any additional compensation in his capacity as a director.

(5)
Represents (i) a match of contributions to the Company’s 401(k) savings plan in the amount of $13,800 and (ii) income tax gross-up in respect of a Company gift of $866.

(6)
Because Mr. Regnante was not an NEO in 2022, SEC rules do not require his compensation for that year to be reported.

(7)
Represents a match of contributions to the Company’s 401(k) savings plan.

(8)
Dr. Chyung was appointed to serve as our Chief Medical Officer, effective November 1, 2024.

(9)
On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024.

(10)
Includes accrued vacation in the amount of $10,241 paid to Dr. Cooper in connection with his resignation in 2024.

Grants of Plan-Based Awards in 2024
Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(2)
Jasbir Seehra, Ph.D.	Stock Option	2/13/2024	2/13/2024			125,000(3)	56.18	5,104,488
	Stock Option	2/23/2024	2/23/2024		125,000(4)		63.61	—
	Annual Cash			455,000
Keith Regnante	Stock Option	2/13/2024	2/13/2024			40,000(3)	56.18	1,633,436
	Annual Cash			179,220
Yung Chyung, M.D.	Stock Option	11/8/2024	11/8/2024			110,000(5)	67.91	5,503,432
	Annual Cash			51,000
Simon Cooper, M.B.B.S.	Stock Option	2/13/2024	2/13/2024			40,000(3)	56.18	1,633,436
Christopher Rovaldi	Stock Option	2/13/2024	2/13/2024			150,000(3)	56.18	6,125,385
	Annual Cash			270,000

(1)
This column sets forth the target amount for each NEO for the year ended December 31, 2024 under our annual performance bonus program. There are no threshold or maximum values applicable. For a description of the Company’s annual performance bonus program for 2024, see “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Annual Cash Performance Bonus” in this Proxy Statement.

(2)
Amounts reported represent the aggregate grant date fair value of time-vesting and performance-vesting option awards granted during 2024 under our 2020 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the NEOs upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The grant date fair value of Dr. Seehra’s performance-vesting option awards is based on the probable outcome of the performance conditions as of the grant date.

(3)
Annual time-vesting options awarded under the 2020 Plan. Each option award vests as follows: 25% of the shares subject to the option vest on February 13, 2025 and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each such applicable vesting date. Options may be exercised when vested following the grant date. The options are eligible to accelerate under certain circumstances.
(4)
Annual performance-vesting options awarded under the 2020 Plan. The option award is eligible to vest contingent upon the achievement of two rigorous development goals, as further described under “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Equity Compensation” in this Proxy Statement. Options may be exercised when vested following the grant date. The options are eligible to accelerate under certain circumstances.

(5)
Initial options awarded under the 2020 Plan. The option award vests as follows: 25% of the shares subject to the option vest on November 8, 2025 and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each such applicable vesting date. Options may be exercised when vested following the grant date. The options are eligible to accelerate under certain circumstances.

Outstanding Equity Awards as of December 31, 2024
The following table sets forth certain information about equity awards granted to our NEOs that remained outstanding as of December 31, 2024.
	Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price Per Share ($)	Option Expiration Date
Jasbir Seehra, Ph.D.	2/23/2024	2/23/2024(2)	—	—	125,000	63.61	2/22/2034
	2/13/2024	2/13/2024(3)	—	125,000	—	56.18	2/12/2034
	2/16/2023	2/16/2023(3)	87,500	112,500	—	54.38	2/15/2033
	1/21/2022	1/19/2022(3)	113,437	51,563	—	46.30	1/20/2032
	1/10/2021	1/7/2021(3)	119,250	7,950	—	70.93	1/9/2031
	4/7/2020	3/1/2020(3)	696,569	—	—	16.00	4/6/2030
	6/19/2019	12/1/2018(3)	45,087	—	—	0.48	6/18/2029
	3/26/2018	12/18/2017(4)	8,822	—	—	0.30	3/25/2028
	3/26/2018	12/18/2017(5)	301,811	—	—	0.30	3/25/2028
Keith Regnante	2/13/2024	2/13/2024(3)	—	40,000	—	56.18	2/12/2034
	2/16/2023	2/16/2023(3)	17,500	22,500	—	54.38	2/15/2033
	1/21/2022	1/19/2022(3)	34,375	15,625	—	46.30	1/20/2032
	1/10/2021	1/7/2021(3)	46,078	3,072	—	70.93	1/9/2031
	4/7/2020	3/1/2020(3)	53,622	—	—	16.00	4/6/2030
	4/7/2020	2/24/2020(3)	18,430	—	—	16.00	4/6/2030
Yung Chyung, M.D.	11/8/2024	11/8/2024(3)	—	110,000	—	67.91	11/7/2034
Christopher Rovaldi	2/13/2024	2/13/2024(3)	—	150,000	—	56.18	2/12/2034
	2/16/2023	2/16/2023(3)	43,750	56,250	—	54.38	2/15/2033
	2/1/2022	2/1/2022(3)	68,750	31,250	—	49.34	1/31/2032
	2/11/2021	2/10/2021(3)	18,750	1,250	—	64.15	2/10/2031
	4/7/2020	1/1/2020(3)	8,002	—	—	16.00	4/7/2030
	9/19/2019	9/19/2019(3)	2,304	—	—	0.48	9/18/2029

(1)
All of the option awards listed in the table above granted prior to the pricing of our IPO on April 7, 2020 were granted under our 2017 Plan and all of the option awards granted on or after the pricing of our IPO were granted under our 2020 Plan.

(2)
The option award is eligible to vest contingent upon the achievement of two rigorous development goals, as further described under “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Equity Compensation” in this Proxy Statement.

(3)
Each option award vests as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each such applicable vesting date.

(4)
Each option award vests as follows: 8.33% of the shares subject to the option vest at the end of each successive three (3) month period following the vesting commencement date until the third anniversary of the vesting commencement date, subject to continued service through each such applicable vesting date.

(5)
Each option award vests as follows: 50% of the shares subject to the option are fully vested and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the vesting commencement date until the second anniversary of the vesting commencement date, subject to continued service through each such applicable vesting date.

Option Exercises in 2024
The table below sets forth the number of shares acquired and the value realized upon the exercise of stock options during fiscal year 2024 by each of our NEOs.
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jasbir Seehra, Ph.D.	—	—
Keith Regnante	40,000	1,171,600
Yung Chyung, M.D.	—	—
Simon Cooper, M.B.B.S.	62,500	565,827
Christopher Rovaldi	—	—

(1)
The value realized upon exercise is the difference between the fair value of our common stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any non-qualified defined contribution plans or other deferred compensation plans.
Employment Arrangements
We have employment agreements with each of our NEOs. The material terms of each of these agreements are described below. These agreements provide for base salaries and incentive compensation, and each component reflects the scope of each NEO’s anticipated responsibilities and the individual experience they bring to our Company. The employment of each of our NEOs is “at will” and may be terminated at any time. In addition, each of our NEOs has executed a form of our standard proprietary information and inventions agreement.

Jasbir Seehra, Ph.D.   We entered into an offer letter agreement with Dr. Seehra in December 2015, which was amended and restated by an employment agreement entered into in March 2020 and effective on April 13, 2020. Pursuant to his April 2020 agreement, Dr. Seehra is entitled to an annual base salary, an annual performance bonus and certain severance benefits, as described below under “— Potential Payments upon Termination or Change of Control.” Dr. Seehra is eligible to participate in the employee benefit plans generally available to our employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following termination of his employment.
Keith Regnante.   We entered into an offer letter agreement with Mr. Regnante in February 2020, which was amended and restated by an employment agreement entered into in March 2020 and effective on April 13, 2020, and further amended on January 1, 2022. Pursuant to his April 2020 agreement, as amended, Mr. Regnante is entitled to an annual base salary, an annual performance bonus and certain severance benefits, as described below under “— Potential Payments upon Termination or Change of Control.” Mr. Regnante is eligible to participate in the employee benefit plans generally available to our employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following his termination of employment.
Yung Chyung, M.D.   We entered an employment agreement with Dr. Chyung in October 2024, which was effective on November 1, 2024. Pursuant to his agreement, Dr. Chyung is entitled to an annual base salary, an annual performance bonus and certain severance benefits, as described below under “— Potential Payments upon Termination or Change of Control.” Pursuant to his agreement, Dr. Chyung was entitled to up to 25% of his target bonus amount for 2024. In addition, Dr. Chyung’s agreement provides for a stock option to purchase 110,000 shares of our comment stock, which was granted in November 2024. Dr. Chyung is eligible to participate in the employee benefit plans generally available to our employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following his termination of employment.
Simon Cooper, M.B.B.S.   We entered an employment agreement with Dr. Cooper in July 2021, which was effective on August 2, 2021 and amended on January 1, 2022. On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024.
Christopher Rovaldi.   We entered an employment agreement with Mr. Rovaldi in January 2022, which was effective on February 1, 2022. Pursuant to his agreement, Mr. Rovaldi is entitled to an annual base salary, an annual performance bonus and certain severance benefits, as described below under “— Potential Payments upon Termination or Change of Control.” Mr. Rovaldi is eligible to participate in the employee benefit plans generally available to our employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following his termination of employment.
Additional Benefits
Our named executive officers are eligible to participate in our benefit plans, such as the 401(k) plan, generally on the same basis as other employees, as described in “Compensation Discussion and Analysis — Other Features of Our Compensation Program.”
Potential Payments upon Termination or Change of Control
Simon Cooper, M.B.B.S.   On February 29, 2024, Dr. Cooper resigned from his position as our Chief Medical Officer, effective March 12, 2024. Dr. Cooper was not entitled to and did not receive any severance benefits in connection with his resignation.
Jasbir Seehra, Ph.D., Keith Regnante, Yung Chyung, M.D., and Christopher Rovaldi.   Regardless of the manner in which an NEO’s service terminates, each NEO is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation. Pursuant to the employment agreements entered into with each of our NEOs, our NEOs are entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the agreements.

If the executive is terminated by the Company involuntarily without cause (and not due to death or disability) or the executive resigns for good reason, in each case, not in connection with a change of control then:
•
With respect to Dr. Seehra, he will be entitled to cash severance equal to continued base salary payments for 12 months; continued vesting of the executive’s options for a period of 12 months; a lump sum payment equal to 100% of the executive’s target bonus pro-rated for the year of termination, only if the executive is terminated on or after July 1 of the calendar year; and payment of COBRA premiums for up to 12 months.

•
With respect to Mr. Regnante, Dr. Chyung and Mr. Rovaldi, the executive will be entitled to cash severance equal to continued base salary payments for nine months and payment of COBRA premiums for up to nine months.

If immediately before or within 12 months following a change of control, the executive is terminated by the Company or successor involuntarily without cause (and not due to death or disability) or the executive resigns for good reason, the executive shall be entitled to cash severance equal to continued base salary payments for 18 months for Dr. Seehra or for 12 months for our other NEOs (other than for Dr. Chyung, who will receive a lump sum cash severance payment equal to 100% of his base salary for 12 months); acceleration of all of the executive’s unvested and outstanding equity awards; a lump sum payment equal to 100% of the executive’s target bonus for the year of termination; and payment of COBRA premiums for up to 18 months for Dr. Seehra or up to 12 months for our other NEOs.
Jasbir Seehra, Ph.D.   As further described under “Compensation Discussion and Analysis — Elements of Our 2024 Executive Compensation Program — Equity Compensation” in this Proxy Statement, Dr. Seehra was granted a performance-vesting option in February 2024. The option is subject to acceleration under specified conditions. For purposes of the option, involuntary termination refers to termination of continuous service without cause (and not due to death or disability) or resignation for good reason. Cause, disability and good reason are defined in Dr. Seehra’s employment agreement. The change in control period refers to the time period beginning immediately before and terminating two years following a change in control (as defined in the 2020 Plan).
•
In the event of a change in control prior to vesting of any portion of the option and during Dr. Seehra’s continuous service, if the surviving or acquiring corporation does not assume, continue or substitute the option, the option will accelerate in full.

•
In the event of Dr. Seehra’s involuntary termination outside of the change in control period and prior to vesting of any portion the option, the option will remain outstanding and eligible to vest for 12 months, after which it will terminate (subject to satisfaction of a release condition).

•
In the event of Dr. Seehra’s involuntary termination during the change in control period and prior to vesting of any portion of the option, the option will accelerate in full (subject to satisfaction of a release condition).

•
After the first vesting tranche, if either (i) a change in control occurs during Dr. Seehra’s continuous service or (ii) Dr. Seehra experiences an involuntary termination, the option will be treated consistently with other time-vesting options in accordance with the 2020 Plan and Dr. Seehra’s employment agreement.

The table below shows estimates of the compensation payable to each of our NEOs upon their termination of employment with the Company and/or upon a change of control, calculated as if the triggering event had occurred effective December 31, 2024. The actual amounts due to any one of the NEOs upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change of control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

Name	Termination Without Cause or for Good Reason Following a Change of Control ($)	Termination Without Cause or for Good Reason Not in Connection with a Change of Control ($)	2020 Plan — Certain Corporate Transactions ($)(1)	Change in Control ($)(3)
Jasbir Seehra, Ph.D.
Cash Severance (Salary)	1,050,000	700,000	—	—
Cash Severance (Bonus)	350,000	350,000	—	—
Option Acceleration(2)	—	—	—	—
Health Benefits	31,730	21,153	—	—
Keith Regnante
Cash Severance (Salary)	448,050	336,037	—	—
Cash Severance (Bonus)	179,220	—	—	—
Option Acceleration(2)	—	—	—	—
Health Benefits	31,703	23,778	—	—
Yung Chyung, M.D.
Cash Severance (Salary)	510,000	382,500	—	—
Cash Severance (Bonus)	204,000	—	—	—
Option Acceleration(2)	—	—	—	—
Health Benefits	31,703	23,778	—	—
Christopher Rovaldi
Cash Severance (Salary)	540,000	405,000	—	—
Cash Severance (Bonus)	270,000	—	—	—
Option Acceleration(2)	—	—	—	—
Health Benefits	31,703	23,778	—	—

(1)
These benefits would be payable under the 2020 Plan upon certain specified significant corporate transactions in which the surviving or acquiring corporation elects not to assume, continue or substitute for each outstanding award and such NEO’s employment continues, assuming the vesting acceleration took place on December 31, 2024. For a description of the potential vesting acceleration provisions in the 2020 Plan, see “Equity Benefit Plans” below.

(2)
The value of acceleration of stock options is calculated based on the difference between the closing price of our common stock on December 31, 2024 ($15.83 per share), and the exercise price of stock options multiplied by the number of unvested stock options that vest in connection with the applicable triggering event.

(3)
These benefits would be payable under the terms of Dr. Seehra’s 2024 performance-vesting option upon a change in control, as further described above.

Equity Benefit Plans
Since the completion of our IPO in April 2020, we grant equity awards to employees, including our NEOs, under our 2020 Plan. Prior to our IPO, we granted equity awards to our employees, including our NEOs, under our 2017 Plan. Our Board has delegated authority to our Compensation Committee to administer the terms of our 2020 Plan and 2017 Plan, which are together referred to as the Equity Plans. The Equity Plans’ provisions regarding treatment of awards upon a termination, significant corporate transaction or change in control transaction are summarized below.
Under the terms of the Equity Plans and the form of award agreements thereunder, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally three months, with longer periods upon terminations for death or disability), but in no event beyond the expiration of the option’s original term.

In the event of certain specified significant corporate transactions, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent). If the surviving or acquiring corporation (or its parent) does not assume, continue or substitute for such stock awards, then (i) with respect to stock awards that are held by participants whose continuous service has not terminated prior to the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (meaning at 100% of target level for certain performance awards, unless the administrator or relevant award agreement provides otherwise) to a date prior to the corporate transaction, and such stock awards will terminate if not exercised (if applicable) at or prior to the corporate transaction, and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the corporate transaction. In the event a stock award will terminate if not exercised prior to the corporate transaction, the plan administrator may provide that the holder of such stock award may not exercise such stock award but instead will receive a payment, as described in the 2020 Plan.
Under our 2017 Plan, in the event of a merger, consolidation, share exchange transaction or liquidation or dissolution of the Company, the plan administrator has the discretion to take a variety of actions with respect to outstanding stock awards, including arranging for their assumption or substitution; accelerated vesting; termination in exchange for payment or for no payment; and/or conversion into the right to receive liquidation proceeds.
We are not obligated to treat all stock awards under the 2020 Plan or 2017 Plan, even those that are of the same type, in the same manner. Additionally, we may provide for additional vesting and exercisability or settlement in the event of certain types of change in control transactions in an individual award agreement or in any other written agreement between us and a participant. Our NEOs’ equity acceleration benefits are described in the section above entitled “Potential Payments upon Termination or Change in Control.”
Pursuant to our 2020 Plan, the maximum number of shares of our common stock subject to awards granted under our 2020 Plan or otherwise to any of our non-employee directors with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, or the annual period, taken together with any cash fees paid by us to such non-employee director with respect to such annual period for serving on our Board, will not exceed $500,000 in total value, or, with respect to such annual period in which a non-employee director is first appointed or elected to our Board, $700,000 in total value (in each case calculating the value of any such stock awards to be based on their grant date fair market value for financial reporting purposes).
Please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025 for a complete description of the terms of such plans.
Employee Stock Purchase Plan
In connection with our IPO, we adopted our 2020 Employee Stock Purchase Plan (“ESPP”). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under our ESPP, our employees, including our NEOs, have the opportunity to purchase shares of our common stock at a discount to market value. Pursuant to the ESPP, each eligible employee, including each eligible NEO, may allocate up to15% of the participant’s earnings to purchase our stock at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase, subject to the terms of the ESPP and to the Code.
Please refer to the plan document filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025 for a complete description of the terms of such plan.

Rule 10b5-1 Sales Plans
Our directors and executive officers have adopted and may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It is also possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer, to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
To identify our median employee for 2024, we used the following methodology:
•
To determine our total population of employees, we included all of our employees (whether employed on a full-time, part-time, seasonal or temporary basis) as of December 31, 2024.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) annual base salary paid in 2024, (ii) actual bonuses paid for 2024, and (iii) the value of equity awards granted in 2024 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table. In making this determination, we annualized the base salary and bonus elements listed in (i) and (ii) above paid for employees who were employed by us for less than the entire calendar year.

After applying the methodology described above, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2024 in accordance with the requirements of the Summary Compensation Table, resulting in an annual total compensation of $376,639.
The annual total compensation of our Chief Executive Officer in 2024, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,273,192. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 17 to 1.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our Chief Executive Officer to median employee pay ratio in making compensation decisions.

ITEM 402(V) PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our compensation and pay-for-performance philosophy and how we align executive compensation with Company performance, refer to “Compensation Discussion and Analysis” in this Proxy Statement, beginning on page 30.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in “Compensation Discussion and Analysis”.
In 2024, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. Our Chief Executive Officer is our principal executive officer and is referred to as “PEO” in the headers to the following tables.
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income (Loss) (in thousands)(5) ($)
2024	6,273,192	2,696,954	4,167,434	709,909	22.44	93.49	(187,353)
2023	8,932,076	3,436,404	3,043,725	1,669,962	56.37	94.03	(152,992)
2022	6,460,934	710,054	3,280,411	2,545,058	68.07	89.90	(104,679)
2021	7,233,959	(4,452,339)	2,876,731	(724,895)	82.95	100.02	(58,744)

(1)
NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2024	Jasbir Seehra	Keith Regnante, Simon Cooper, Christopher Rovaldi, Yung Chyung
2022	Jasbir Seehra	Keith Regnante, Simon Cooper, Christopher Rovaldi
2022	Jasbir Seehra	Simon Cooper, Christopher Rovaldi
2021	Jasbir Seehra	Keith Regnante, Jennifer Lachey

(2)
The Summary Compensation Table totals reflected are as reported for the PEO and the average of the non-PEO NEOs for each of 2024, 2023, 2022 and 2021.

(3)
Represents the amount of CAP to Dr. Seehra and average amount of CAP to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine CAP:

Year	NEOs	Summary Compensation Table (“SCT”) Total Compensation ($)	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable Year ($)*	Add: Fair Value at Applicable Year End of Awards Granted During Applicable Year that Remain Unvested as of Applicable Year End ($)*	Add: Change in Fair Value from the end of the Prior Year to the End of the Applicable Year of Awards Granted During Prior Year that Were Outstanding and Unvested as of Applicable Year End ($)*	Add: Change in Fair Value as of the Vesting Date of Prior Years’ Awards that Vested During the Applicable Year ($)*	Deduct: Fair Value as of Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Applicable Year ($)*	CAP ($)*
2024	PEO	6,273,192	5,104,488	1,425,513	(2,562,362)	2,665,099	—	2,696,954
	Average Non-PEO NEOs	4,167,434	3,723,922	857,620	(485,683)	382,665	488,204	709,909

*
Amount of equity award adjustments may differ from amount reported in the table above due to rounding. For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal years. For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Assumptions	As of the Measurement Dates in Fiscal Year 2024
Expiration term (years)	2.16 – 9.85
Strike price	$16.00 – $70.93
Volatility	70.67% – 87.18%
Expected dividend yield	0.0% – 0.0%
Risk-free interest rate	3.70% – 4.62%

(4)
For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of our common stock and the NASDAQ Biotechnology Index at the end of each fiscal year. In each case, assume reinvestment of dividends and an initial investment of $100 on December 31, 2020.

(5)
The dollar amounts reported represent the net loss reflected in the Company’s audited financial statements for the applicable year.

Narrative to Pay Versus Performance Table
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in “Compensation Discussion and Analysis” in this Proxy Statement, the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.

Required Disclosure of the Relationship Between CAP and Financial Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
CAP and Net Loss
Because the Company is a pre-commercial stage company, we had no revenue during the periods presented, other than revenue associated with our license agreement with Hansoh (Shanghai) Healthtech Co., Ltd. (“Hansoh”), which we entered into in December 2021, a related manufacturing technology transfer agreement we entered into with Hansoh effective June 2023 and a related clinical product supply agreement we entered into with Hansoh effective February 2024. Consequently, we do not use net loss as a performance measure in our executive compensation program. Moreover, as a pre-commercial stage company with only limited, non-recurring revenue associated with our agreements with Hansoh, we do not believe there is any meaningful relationship between our net loss and CAP to our NEOs during the periods presented. The graph below illustrates the relationship between our CAP and the Company’s financial performance over the four-year period shown in the tables above.
CAP and Cumulative TSR
The graph below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the four years presented in the table, on the other. In addition, the graph further illustrates the relationship between our TSR and that of the NASDAQ Biotechnology Index.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2024:
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Total
Jean-Jacques Bienaimé(4)	$38,709	$614,224	$652,933
Nima Farzan	52,500	321,099	373,599
Carl L. Gordon	65,288	321,099	386,387
Mary Ann Gray	61,000	321,099	382,099
Tomer Kariv	75,000	321,099	396,099
Julius Knowles	52,500	321,099	373,599
Ran Nussbaum	46,000	321,099	367,099
Alpna Seth	47,712	321,099	368,811

(1)
Amounts reported were paid under our non-employee director compensation policy, which was adopted effective as of the closing of our IPO, and amended and restated most recently on July 1, 2024.

(2)
Amounts reported represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2024 under our 2020 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the non-employee directors upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
The table below sets forth the aggregate number of shares underlying outstanding stock options held by each non-employee director as of December 31, 2024. None of our non-employee directors held other unvested stock awards as of December 31, 2024.

Name	Number of Shares Underlying Options
Jean-Jacques Bienaimé	17,600
Nima Farzan	45,086
Carl L. Gordon	36,586
Mary Ann Gray	53,173
Tomer Kariv	36,586
Julius Knowles	36,586
Ran Nussbaum	36,586
Alpna Seth	40,000

(4)
Mr. Bienaimé joined our Board and each committee on which he serves in June 2024.

Dr. Seehra, our Chief Executive Officer, is also the Chair of our Board but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Dr. Seehra for his service as our Chief Executive Officer.
Non-Employee Director Compensation Policy
Our Board maintains a non-employee director compensation policy, pursuant to which each of our directors who is not an employee or consultant of our Company is eligible to receive compensation for service on our Board and committees of our Board. In March 2020, following analysis of market research and advice from its compensation consultant, our Board adopted the non-employee director compensation policy, which became effective on April 7, 2020. Following review of market research and advice from its compensation consultant, our Board amended our non-employee director compensation policy, effective on February 16, 2023 and most recently, effective July 1, 2024.
Cash Compensation
Under the non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on our Board and committees of our Board. Effective July 1, 2024, our Lead Independent Director also receives an additional cash retainer. These retainers will be payable in arrears in four equal quarterly installments on the last day of each fiscal quarter in which the service occurred, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.
Non-employee directors are eligible to receive cash compensation as follows:
Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for Chair	30,000
Additional retainer for Lead Independent Director (effective July 1, 2024)	25,000
Additional retainer for Audit Committee Chair	15,000
Additional retainer for Audit Committee member	7,500
Additional retainer for Compensation Committee Chair	12,000
Additional retainer for Compensation Committee member	6,000
Additional retainer for Nominating and Corporate Governance Committee Chair	10,000
Additional retainer for Nominating and Corporate Governance Committee member	5,000
Equity Compensation
In addition to cash compensation, each non-employee director will be eligible to receive options. Any options granted under the non-employee director compensation policy will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Vesting schedules for equity awards will be subject to the non-employee director’s continuous service on each applicable vesting date, provided that each option will vest in full upon a change in control of the Company.
Upon the termination of service of the non-employee director for any reason other than death, disability or cause, his or her options granted under the non-employee director compensation policy shall remain exercisable for 12 months following his or her date of termination.
Initial Award
Each new non-employee director elected or appointed to our Board will be granted an initial, one-time option to purchase 20,000 shares of our common stock, which will vest in equal quarterly installments such that the option is fully vested on the third anniversary of the grant date.
Annual Awards
On the date of each annual meeting of stockholders of our Company, each non-employee director that continues to serve will be granted an option to purchase 10,000 shares of our common stock, each of which will vest in equal quarterly installments over the 12 months following the grant date, provided that such option will in any case be fully vested on the date of our next annual stockholder meeting.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
2017 Stock Incentive Plan, as amended	477,752	$0.35	—(1)
2020 Equity Incentive Plan	4,907,008	$46.26	861,617(2)
2020 Employee Stock Purchase Plan	—	—	1,247,861(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,384,760		2,109,478

(1)
No further grants were made under our 2017 Stock Incentive Plan, as amended, after the completion of our IPO on April 13, 2020.

(2)
The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2020 Plan, an additional 1,622,188 shares were added to the number of available shares effective January 1, 2025.

(3)
The number of shares of common stock reserved for issuance under the 2020 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 455,852 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the 2020 Employee Stock Purchase Plan, an additional 405,547 shares were added to the number of available shares effective January 1, 2025.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
The following is a summary of transactions since January 1, 2024, to which we have been a participant in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Investors’ Rights, Voting and Stockholders Agreements
In connection with our convertible preferred stock financings, we entered into investors’ rights, voting and stockholder agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock including the Pontifax Entities, the OrbiMed Entities, Partners Innovation Fund, LLC and Partners Innovation Fund II, L.P. These stockholder agreements terminated upon the closing of our IPO in April 2020, except for the registration rights granted under our amended and restated investors’ rights agreement, which terminated on the five-year anniversary of our IPO.
Employment Arrangements
We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our NEOs, see “Executive Compensation.”
Executive and Director Compensation
We have granted stock options to certain of our executive officers and directors. For more information regarding the stock options granted to our directors and NEOs, see “Executive Compensation” and “Non-Employee Director Compensation.”
Letter Agreement
On April 17, 2025, we entered into a letter agreement with Pontifax Venture Capital (together with its affiliates, “Pontifax”), regarding the membership and composition of our Board (the “Letter Agreement”). Pursuant to the Letter Agreement, the Company appointed Mr. Nussbaum to our Board. The Letter Agreement also contains customary standstill and mutual non-disparagement provisions and remains in effect until the earlier of (i) December 31, 2025 and (ii) the 30th day prior to the notice deadline under our bylaws (as in effect on the date of the Letter Agreement) for the nomination of director candidates by a stockholder for election to the Board at our 2026 Annual Meeting of Stockholders.
Indemnification Agreements
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.
Related Party Transaction Policy
We maintain a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. The policy became effective on April 7, 2020. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants and in which the amount involved exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related party transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Esther Cho Corporate Secretary April 23, 2025
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Keros Therapeutics, Inc., 1050 Waltham Street, Suite 302, Lexington, Massachusetts 02421, Attention: Corporate Secretary.

KEROS THERAPEUTICS, INC. Annual Meeting of Stockholders June 4, 2025 at 9:00 AM Eastern time This Proxy is solicited on behalf of the Board of Directors of Keros Therapeutics, Inc. The undersigned hereby appoints Jasbir Seehra and Keith Regnante (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Keros Therapeutics, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 AM Eastern time on June 4, 2025 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Annual Meeting will be held virtually. In order to attend the Annual Meeting, you must register at https://web.viewproxy.com/keros/2025 by 11:59 PM Eastern time on June 3, 2025. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting – How can I vote?” THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1; AND FOR THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice of Internet Availability of Proxy Materials for the virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://web.viewproxy.com/keros/2025

Please mark your votes like this The Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. 1. To elect the three (3) nominees for Class II director named below to hold office until the 2028 Annual Meeting of Stockholders; 2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. FOR AGAINST ABSTAIN 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement. FOR AGAINST ABSTAIN NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof. I plan to attend the meeting virtually Date: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) VIRTUAL CONTROL NUMBER Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Nominees: FOR WITHHOLD 01 Mary Ann Gray, Ph.D. 02 Ran Nussbaum 03 Alpna Seth, Ph.D. As a stockholder of Keros Therapeutics, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. As a registered holder, you may vote your shares at the Annual Meeting by first registering at https://web.viewproxy.com/keros/2025 using your Virtual Control Number below. Your registration must be received by 11:59 PM Eastern time on June 3, 2025. On the day of the Annual Meeting, if you have properly registered you may log in to the Annual Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting – How can I vote?” VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting INTERNET VoteYourProxyontheInternet: Gotowww.FCRvote.com/KROS Haveyourproxycardavailable when you access the above website.Followthepromptsto vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL VoteYourProxybyMail: Mark,sign,anddateyourproxy card, then detach it, and return it in the postage-paid envelope provided.